Exhibit 99.3.1

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                        MACRO SECURITIES DEPOSITOR, LLC,
                                  as Depositor,

                         INVESTORS BANK & TRUST COMPANY,
                                   as Trustee,

                           CLAYMORE SECURITIES, INC.,
                as the Administrative Agent and a Marketing Agent


                                       and


                              MACRO FINANCIAL, LLC,
                              as a Marketing Agent


                    AMENDED AND RESTATED CLAYMORE MACROSHARES
                        OIL UP TRADEABLE TRUST AGREEMENT


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                                TABLE OF CONTENTS


                                                                                                               Page

                                    ARTICLE 1

                                   DEFINITIONS

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SECTION 1.1           Definitions.................................................................................2
SECTION 1.2           Other Definitional Provisions...............................................................9

                                    ARTICLE 2

                            FORM OF THE CERTIFICATES;
                      DELIVERY AND REGISTRATION OF TRANSFER
                          OF UP-MACRO TRADEABLE SHARES

SECTION 2.1           Redemption of Founders' Shares..............................................................9
SECTION 2.2           Acceptance by Trustee.......................................................................9
SECTION 2.3           Limited Purpose of the Up-MACRO Tradeable Trust............................................10
SECTION 2.4           Representations and Warranties of the Depositor............................................10
SECTION 2.5           Form of Shares; Book-Entry System; Transferability of Up-MACRO Tradeable Shares............12

                                    ARTICLE 3

                           APPOINTMENT OF THE TRUSTEE,
                   ADMINISTRATIVE AGENT AND MARKETING AGENTS;
                            ESTABLISHMENT OF ACCOUNTS

SECTION 3.1           Acceptance of Appointment and Matters Relating to the Trustee..............................15
SECTION 3.2           Representations, Warranties and Covenants of the Trustee...................................17
SECTION 3.3           Acceptance of Appointment and Matters Relating to the Administrative Agent and the
                      Marketing Agents...........................................................................19
SECTION 3.4           Representations, Warranties and Covenants of the Administrative Agent and the
                      Marketing Agents...........................................................................20
SECTION 3.5           Establishment of the Securities Account....................................................23
SECTION 3.6           Establishment of the Distribution Account..................................................24
SECTION 3.7           Establishment of the Netting Account.......................................................24

                                    ARTICLE 4

                                  CALCULATIONS

SECTION 4.1           Calculations on Price Determination Days...................................................25
SECTION 4.2           Calculation of Intraday Indicative Values..................................................25
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                                    ARTICLE 5

                 DISTRIBUTIONS ON THE UP-MACRO TRADEABLE SHARES

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SECTION 5.1           Rights of Holders of the Up-MACRO Tradeable Shares.........................................26
SECTION 5.2           Distributions..............................................................................26
SECTION 5.3           Payment of Fees and Expenses...............................................................26

                                    ARTICLE 6

                     EXCHANGES OF UP-MACRO TRADEABLE SHARES

SECTION 6.1           Exchanges in Connection with Paired Optional Redemptions...................................26
SECTION 6.2           Paired Issuances...........................................................................28
SECTION 6.3           Exchanges of Up-MACRO Tradeable Shares Other than in Paired Optional Redemptions or Paired Issuances........................................................................28
SECTION 6.4           Suspension or Delay of Settlement..........................................................29
SECTION 6.5           The Participants Agreement.................................................................30

                                    ARTICLE 7

                                   [RESERVED].


                                    ARTICLE 8

              REPORTING TO HOLDERS OF THE UP-MACRO TRADEABLE SHARES

SECTION 8.1           Calculations for the Up-MACRO Tradeable Shares.............................................30
SECTION 8.2           Periodic Reports...........................................................................31
SECTION 8.3           Form 8-K Disclosure........................................................................31
SECTION 8.4           Listing of the Up-MACRO Tradeable Shares...................................................32
SECTION 8.5           Disclosure Controls and Procedures.........................................................32
SECTION 8.6           Trust Accounting Agent Responsibilities....................................................32

                                    ARTICLE 9

                     OTHER MATTERS RELATING TO THE DEPOSITOR

SECTION 9.1           Liability of the Depositor.................................................................32
SECTION 9.2           Limitations on Liability of the Depositor, Claymore Securities, Inc. and MACRO
                      Financial, LLC.............................................................................32
SECTION 9.3           Liabilities; Indemnification...............................................................33

                                   ARTICLE 10

                             MATTERS RELATING TO THE
                  ADMINISTRATIVE AGENT AND THE MARKETING AGENTS

SECTION 10.1          Role of the Administrative Agent...........................................................34
SECTION 10.2          Liability of the Administrative Agent......................................................34
SECTION 10.3          Limitation on Liability of the Administrative Agent........................................34
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SECTION 10.4          Administrative Agent Indemnification of the Up-MACRO Tradeable Trust and the
                      Trustee....................................................................................34
SECTION 10.5          Delegation of Duties.......................................................................35
SECTION 10.6          Resignation or Removal of Administrative Agent.............................................35
SECTION 10.7          Role of the Marketing Agents...............................................................36
SECTION 10.8          Liability of the Marketing Agents..........................................................36
SECTION 10.9          Limitation on Liability of the Marketing Agents............................................36
SECTION 10.10         Marketing Agent Indemnification of the Up-MACRO Tradeable Trust and the Trustee............37
SECTION 10.11         Delegation of Duties.......................................................................37

                                   ARTICLE 11

                                EARLY TERMINATION

SECTION 11.1          Termination Triggers.......................................................................38

                                   ARTICLE 12

                           TRUSTEE TERMINATION EVENTS

SECTION 12.1          Trustee Termination Events.................................................................40
SECTION 12.2          Force Majeure..............................................................................41
SECTION 12.3          Notification to Holders of the Up-MACRO Tradeable Shares...................................41

                                   ARTICLE 13

                                   THE TRUSTEE

SECTION 13.1          Liability of Trustee.......................................................................41
SECTION 13.2          Rights of the Trustee......................................................................42
SECTION 13.3          Trustee Not Liable for Recitals in Up-MACRO Tradeable Shares...............................43
SECTION 13.4          Holders May Direct Trustee.................................................................43
SECTION 13.5          Compensation...............................................................................43
SECTION 13.6          Indemnification............................................................................43
SECTION 13.7          Eligibility Requirements...................................................................44
SECTION 13.8          Resignation or Removal of Trustee..........................................................44
SECTION 13.9          Successor Trustee..........................................................................45
SECTION 13.10         Merger or Consolidation....................................................................45
SECTION 13.11         Appointment of Co-Trustee or Separate Trustee..............................................46
SECTION 13.12         Books, Records; Taxes; Audit...............................................................47
SECTION 13.13         Trustee May Enforce Claims Without Possession of Up-MACRO Tradeable Shares.................48
SECTION 13.14         Suits for Enforcement......................................................................48
SECTION 13.15         Maintenance of Office or Agency............................................................48

                                   ARTICLE 14

                                   TERMINATION

SECTION 14.1          Termination of Trust.......................................................................48
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                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

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SECTION 15.1          Amendment; Waiver of Past Defaults and Termination.........................................49
SECTION 15.2          Registration (Initial and Continuing) of Up-MACRO Tradeable Shares; Certain
                      Securities Law Filings.....................................................................50
SECTION 15.3          Prospectus Delivery........................................................................51
SECTION 15.4          Protection of Right, Title and Interest to Trust Assets....................................51
SECTION 15.5          Limitation on Rights of Holders of the Up-MACRO Tradeable Shares...........................51
SECTION 15.6          Certain Rights of Holders of Up-MACRO Tradeable Shares; Voting.............................53
SECTION 15.7          MACRO Licensing Agreement..................................................................52
SECTION 15.8          Governing Law; Jurisdiction................................................................53
SECTION 15.9          Notices....................................................................................53
SECTION 15.10         Severability of Provisions.................................................................55
SECTION 15.11         Up-MACRO Tradeable Shares Nonassessable and Fully Paid.....................................55
SECTION 15.12         Further Assurances.........................................................................55
SECTION 15.13         Non-Petition Covenant; No Proceedings......................................................55
SECTION 15.14         No Waiver; Cumulative Remedies.............................................................56
SECTION 15.15         Counterparts...............................................................................56
SECTION 15.16         Third-Party Beneficiaries..................................................................56
SECTION 15.17         Actions or Notices by Holders of the Up-MACRO Tradeable Shares.............................56
SECTION 15.18         Merger and Integration.....................................................................56
SECTION 15.19         Headings...................................................................................56
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                                    EXHIBITS

EXHIBIT A  FORM OF UP-MACRO TRADEABLE SHARE
EXHIBIT B  FORM OF PARTICIPANTS AGREEMENT
EXHIBIT C  FORM OF MACRO LICENSING AGREEMENT
EXHIBIT D  FORM OF NYMEX SUBLICENSING AGREEMENT



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            This AMENDED AND RESTATED TRUST AGREEMENT, dated as of November 24,
2006 (this "Trust Agreement"), is hereby entered into among MACRO SECURITIES DEPOSITOR, LLC, a Delaware limited liability company, as depositor (the "Depositor"), INVESTORS BANK & TRUST COMPANY, not in its individual capacity but solely as trustee (the "Trustee"), CLAYMORE SECURITIES, INC., not in its individual capacity but solely as administrative agent (in such capacity, the "Administrative Agent") and as a marketing agent (in such capacity, a "Marketing Agent"), and MACRO FINANCIAL, LLC, not in its individual capacity but solely as an additional marketing agent (in such capacity, also a "Marketing Agent").

            WHEREAS, the Depositor and the Trustee have entered into a trust agreement, dated as of November 15, 2006, pursuant to which a trust was formed under the laws of the State of New York which is known as the "Claymore MACROshares Oil Up Tradeable Trust" and referred to herein as the "Up-MACRO Tradeable Trust;" and

            WHEREAS, the parties hereto now wish to amend and restate in its entirety the original trust agreement for the Up-MACRO Tradeable Trust to provide for the issuance of shares to be known as the "Claymore MACROshares Oil Up Tradeable Shares" (referred to herein as the "Up-MACRO Holding Shares") and to specify, among other things, the respective powers and duties of the Trustee, the Administrative Agent, the Marketing Agents and the Depositor.

            NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

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                                   ARTICLE 1

                                   DEFINITIONS

            SECTION 1.1 Definitions. Whenever used in this Trust Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Defined terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Up-MACRO Holding Trust Agreement.

      "Account" or "Accounts" shall mean any or all of the Securities Account, the Distribution Account and the Netting Account.

      "Administrative Agent" shall mean Claymore Securities, Inc., in its capacity as administrative agent hereunder, and its successors and assigns.

      "Administrative Agent Indemnified Party" shall have the meaning set forth in Section 10.4.

      "Affiliate" shall mean with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing. A company is assumed to be an Affiliate if the parent corporation owns 20 percent or more of the outstanding shares.

      "Aggregate Par Amount" shall mean, (i) with respect to any Up-MACRO Holding Shares, an amount equal to the number of such Up-MACRO Holding Shares multiplied by the Up-MACRO Stated Par Amount, (ii) with respect to any Down-MACRO Holding Shares, an amount equal to the number of such Down-MACRO Holding Shares multiplied by the Down-MACRO Stated Par Amount, (iii) with respect to any Up-MACRO Tradeable Shares, an amount equal to the number of such Up-MACRO Tradeable Shares multiplied by the Up-MACRO Stated Par Amount, and (iv) with respect to any Down-MACRO Tradeable Shares, an amount equal to the number of such Down-MACRO Tradeable Shares multiplied by the Down-MACRO Stated Par Amount.

      "AMEX" shall mean the American Stock Exchange, LLC.

      "Authorized Participant" shall mean any entity that (i) is a registered broker-dealer and a member in good standing with the NASD, or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of the NASD in order to engage in securities transactions, (ii) is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC Participant, (iii) is not a Benefit Plan Investor and (iv) has entered into a Participants Agreement.

      "Beneficial Owner" shall mean, with respect to a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by the Depository as set forth in Section 2.5 of this Trust Agreement, a Person who is the

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beneficial owner of such interest in a Global Certificate, as reflected on the books of the Depository, or on the books of a Person maintaining an account with the Depository (directly as a DTC Participant or as an Indirect Participant, or in each case in accordance with the rules of the Depository).

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

      "Business Office" shall mean the offices of the Administrative Agent, which shall be located at 2455 Corporate West Drive, Lisle, IL 60532.

      "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of the date hereof, by and among the Trustee, the Up-MACRO Holding Trustee, the Down-MACRO Holding Trustee, the Down-MACRO Tradeable Trustee, the NYMEX and the AMEX, pursuant to which the AMEX shall render the calculations set forth therein and post such calculations on its website.

      "Calculation Agent" shall mean the AMEX in its role as calculation agent under the Calculation Agency Agreement.

      "Closing Date" shall mean November 29, 2006.

      "Code" shall mean U.S. Internal Revenue Code of 1986, as amended.

      "Corporate Trust Office" shall have the meaning set forth under Section 13.15.

      "Creation Order" shall have the meaning set forth in Section 3(b) of the Participants Agreement.

      "Depositor" shall mean MACRO Securities Depositor, LLC and its successors and assigns.

      "Depositor Indemnified Party" shall have the meaning set forth in Section 9.3(c).

      "Depository Agreement" shall mean the Blanket Letter of Representations, together with the Issuer Letter of Representations, both dated on or about the date hereof and delivered by the Trustee, on behalf of the Up-MACRO Tradeable Trust, to the Depository.

      "Distribution Account" shall have the meaning set forth in Section 3.6(a).

      "Distribution Date" shall mean the second Business Day preceding each Record Date.

      "Distribution Payment Date" means the third Business Day of the month immediately following the month in which the related Distribution Date occurred.

      "Down-MACRO Holding Shares" shall mean the pass-through securities issued by the Down-MACRO Holding Trust pursuant to the Down-MACRO Holding Trust Agreement.

      "Down-MACRO Holding Trust" shall mean the Claymore MACROshares Oil Down Holding Trust formed under the Down-MACRO Holding Trust Agreement.

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      "Down-MACRO Holding Trust Agreement" shall mean the Amended and Restated
Down-MACRO Holding Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agents and the Down-MACRO Holding Trustee.

      "Down-MACRO Holding Trustee" shall mean Investors Bank & Trust Company, not in its individual capacity but solely as trustee of the Down-MACRO Holding Trust.

      "Down-MACRO Tradeable Shares" shall mean the pass-through securities issued by the Down-MACRO Tradeable Trust pursuant to the Down-MACRO Tradeable Trust Agreement.

      "Down-MACRO Tradeable Trust" shall mean the Claymore MACRO shares Oil Down Tradeable Trust formed under the Down-MACRO Tradeable Trust Agreement.

      "Down-MACRO Tradeable Trust Agreement" shall mean the Amended and Restated Down-MACRO Tradeable Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agents and the Down-MACRO Tradeable Trustee.

      "Down-MACRO Tradeable Trustee" shall mean Investors Bank & Trust Company, not in its individual capacity but solely as trustee of the Down-MACRO Tradeable Trust.

      "DTC" shall mean The Depository Trust Company.

      "Early Termination Date" shall mean with respect to any date of determination, the next Distribution Date that follows the occurrence of a Termination Trigger.

      "Event of Bankruptcy" shall occur with respect to any specified Person, if:

      (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty
(60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

      (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

      (c) the board of directors (or similar body) of such Person or the trustee for such Person (in the case of a business or statutory trust) shall vote to implement any of the actions set forth in clause (b) above.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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      "Exchange Order" shall have the meaning set forth in Section 5(b) of the
Participants Agreement.

      "Final Distribution" shall mean any distribution made in redemption of all or a portion of the Up-MACRO Tradeable Shares pursuant to Section 5.2(b) on the earlier of the Final Scheduled Termination Date or an Early Termination Date.

      "Final Scheduled Termination Date" shall mean the Distribution Date scheduled to occur in December of 2026.

      "Founders' Shares" shall mean 1,000 shares with a par value of $1 per share, 500 of which were issued to MACRO Securities Depositor, LLC and 500 of which were issued to Claymore Securities, Inc., in exchange for the Initial Deposit.

      "Global Certificate" shall have the meaning set forth in Section 2.5(a) of this Trust Agreement.

      "Holder" shall mean any Beneficial Owner of an Up-MACRO Tradeable Share, an Up-MACRO Holding Share, a Down-MACRO Holding Share or a Down-MACRO Tradeable Share, as the context requires.

      "Holding Share" shall mean either an Up-MACRO Holding Share or a Down-MACRO Holding Share.

      "Independent" shall mean, as to any Person, any other Person (including a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and
(iii) is not Affiliated with a Person who fails to satisfy the criteria set forth in clauses (i) and (ii). "Independent" when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

      Whenever any Independent Person's opinion, certificate or report is to be furnished hereunder, such document shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

      "Initial Deposit" shall mean the initial deposit by the Depositor and the Administrative Agent of $1,000 into the Up-MACRO Tradeable Trust in connection with the formation thereof.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

      "Loss" shall have the meaning set forth in Section 9.3(b).

      "MACROshares Website" shall mean the website maintained by the Administrative Agent at http://www.claymoremacroshares.com.

      "MACRO Unit" shall mean 50,000 Up-MACRO Holding Shares and 50,000 Down-MACRO Holding Shares.

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      "Marketing Agent Indemnified Party" shall have the meaning set forth in
Section 10.10.

      "Marketing Agents" shall mean Claymore Securities, Inc., in its capacity as marketing agent hereunder, and its successors and assigns, and MACRO Financial, LLC, in its capacity as marketing agent hereunder, and its successors and assigns.

      "NASD" shall mean the National Association of Securities Dealers, Inc.

      "Netting Account" shall have the meaning set forth in Section 3.7(a) of this Trust Agreement.

      "Notices" shall have the meaning set forth in Section 15.9(a) hereof.

      "NYMEX" shall mean New York Mercantile Exchange, Inc. and its successors and assigns.

      "Officer's Certificate" shall mean a certificate signed by an officer of the Depositor or the Administrative Agent that is authorized to make such certification.

      "Outstanding" shall mean, with respect to the Up-MACRO Holding Shares or the Up-MACRO Tradeable Shares, as applicable, and any date of determination, an amount equal to the aggregate number of Up-MACRO Holding Shares or Up-MACRO Tradeable Shares, issued by the Up-MACRO Holding Trust or the Up-MACRO Tradeable Trust, as applicable, in Paired Issuances occurring prior to such date of determination minus any such Up-MACRO Holding Shares redeemed prior to such date of determination in a Paired Optional Redemption or any such Up-MACRO Tradeable Shares exchanged prior to such date of determination for the underlying Up-MACRO Holding Shares.

      "Paired Holding Shares" shall mean the Up-MACRO Holding Shares together with the Down-MACRO Holding Shares.

      "Paired Holding Trusts" shall mean the Up-MACRO Holding Trust together with the Down-MACRO Holding Trust.

      "Paired Optional Redemption" shall have the meaning set forth in Section 6.1(a) hereof.

      "Paired Issuance" shall have the meaning set forth in Section 6.2(a) hereof.

      "Participants Agreement" shall mean the participants agreement, dated as of November 22, 2006, substantially in the form attached hereto as Exhibit B, entered into among the Depositor, the Trustee, the MACRO Trusts, the Administrative Agent and the Authorized Participants who may be party thereto from time to time, which specifies certain procedures for the Paired Issuance and Paired Optional Redemption of Paired Holding Shares and procedures for the creation and exchange of Tradeable Shares for Holding Shares and Holding Shares for Tradeable Shares.

      "Per Share Underlying Value" means, with respect to any date of determination occurring during any Calculation Period and (i) each Up-MACRO Holding Share, an amount calculated by dividing the Up-MACRO Underlying Value by the number of Up-MACRO Holding Shares Outstanding on that date, (ii) each Down-MACRO Holding Share, an amount calculated by dividing the Down-MACRO Underlying Value by the number of Down-MACRO Holding Shares Outstanding on that date, (iii) each Up-MACRO Tradeable Share, an amount equal to the Per

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Share Underlying Value of one Up-MACRO Holding Share on that date, and (iv) each
Down-MACRO Tradeable Share, an amount equal to the Per Share Underlying Value of one Down-MACRO Holding Share on that date.

      "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, limited liability partnership, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

      "Prospectus" shall mean the prospectus, in the form filed by the Depositor on behalf of the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust with the SEC on or before the second Business Day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement on and after the date on which such Registration Statement becomes effective.

      "Quarterly Distribution" shall mean with respect to each Distribution Date, the distribution to be made to the Holders of the Up-MACRO Tradeable Shares that are Outstanding on the Distribution Date pursuant to Section 5.2(a).

      "Record Date" shall mean the last Business Day of each March, June, September and December of each year, commencing in December of 2006.

      "Redemption Order" shall have the meaning set forth in Section 4(b) of the Participants Agreement.

      "Registration Statement" means the registration statement, file no. 333-116566, dated and filed with the SEC on November 29, 2006, relating to the Up-MACRO Holding Shares and Up-MACRO Tradeable Shares, as amended, supplemented or otherwise modified from time to time.

      "Registered Owner" shall mean the Depository or a nominee thereof in whose name the Up-MACRO Tradeable Shares are registered in the Share Register.

      "SEC" shall mean the United States Securities and Exchange Commission.

      "Securities Account" shall have the meaning set forth in Section 3.5(a) hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Share Register" shall have the meaning set forth in Section 2.5(e) hereof.

      "Substitute Reference Price Licensing Agreement" shall mean any licensing arrangement pursuant to which the Paired Holding Trusts and the Up-MACRO Tradeable Trust acquire the right to use a Substitute Reference Oil Price for the purposes of calculating the Up-MACRO Underlying Value under the Up-MACRO Holding Trust Agreement.

      "Successor Administrative Agent" shall have the meaning set forth in
Section 10.6(b) hereof.

      "Successor Trustee" shall have the meaning set forth in Section 13.8(b) hereof.

      "Termination Trigger" shall have the meaning set forth in Section 11.1(a) hereof.

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      "Tradeable Shares" shall mean the Up-MACRO Tradeable Shares and the
Down-MACRO Tradeable Shares.

      "Tradeable Trusts" shall mean the Up-MACRO Tradeable Trust and the Down-MACRO Tradeable Trust.

      "Transaction Documents" shall mean this Trust Agreement, the MACRO Licensing Agreement, the NYMEX Sublicensing Agreement, the Calculation Agency Agreement and the Participants Agreement.

      "Transfer Agent and Registrar" shall have the meaning set forth in Section 2.5(e) hereof.

      "Trust Assets" shall have the meaning set forth in Section 2.1 hereof.

      "Trust Officer" shall mean any officer or employee of the Trustee, in each case having responsibility for the administration of this Trust Agreement or authority to execute any documents on behalf of the Trustee, in its capacity as Trustee hereunder.

      "Trustee" shall mean Investors Bank & Trust Company, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

      "Trustee Indemnified Party" shall have the meaning set forth in Section
13.6 hereof.

      "Trustee Termination Event" shall have the meaning set forth in Section
12.1 hereof.

      "Up-MACRO Fees" shall have the meaning specified in Section 5.4 of the Up-MACRO Holding Trust Agreement.

      "Up-MACRO Holding Shares" shall mean the pass-through securities issued by the Up-MACRO Holding Trust pursuant to the Up-MACRO Holding Trust Agreement.

      "Up-MACRO Holding Trust" shall mean the Claymore MACROshares Oil Up Holding Trust created under the Up-MACRO Holding Trust Agreement.

      "Up-MACRO Holding Trust Agreement" shall mean the Amended and Restated Up-MACRO Holding Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agents and the Up-MACRO Holding Trustee.

      "Up-MACRO Holding Trustee" shall mean Investors Bank & Trust Company, not in its individual capacity but solely as trustee of the Up-MACRO Holding Trust.

      "Up-MACRO Stated Par Amount" shall mean the stated par amount of $60 per Up-MACRO Holding Share or Up-MACRO Tradeable Share.

      "Up-MACRO Tradeable Shares" shall have the meaning specified in the Recitals to this Trust Agreement.

      "Up-MACRO Tradeable Trust" shall have the meaning specified in the Recitals to this Trust Agreement.

            SECTION 1.2 Other Definitional Provisions.

            (a) All terms defined in this Trust Agreement shall have the defined meanings when used in any share, certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

            (b) As used in this Trust Agreement and in any share, certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such share, certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such share, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such share, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such share, certificate or other document shall control.

            (c) The agreements, representations and warranties of MACRO Securities Depositor, LLC in this Trust Agreement in its capacity as Depositor shall be deemed to be the agreements, representations and warranties of MACRO Securities Depositor, LLC solely in such capacity for so long as MACRO Securities Depositor, LLC acts in such capacity under this Trust Agreement.

            (d) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

            (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Trust Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                                   ARTICLE 2

                            FORM OF THE CERTIFICATES;
                      DELIVERY AND REGISTRATION OF TRANSFER
                          OF UP-MACRO TRADEABLE SHARES

            SECTION 2.1 Redemption of Founders' Shares. Concurrently with the first issuance of Up-MACRO Tradeable Shares in accordance with the terms of the Up-MACRO Tradeable Trust Agreement, the portion of the Initial Deposit made into the Up-MACRO Tradeable Trust by the Depositor and the Administrative Agent shall be transferred to each of them in redemption of their respective Founder's Shares and such Founders' Shares shall thereafter be cancelled and shall not be reissued. At no time shall the Initial Deposit be included in the calculation of the Per Share Underlying Value of the Up-MACRO Tradeable Shares or any other calculation performed at any time pursuant to Article 4 or Article 8 of this Trust Agreement. The Up-MACRO Holding Shares on deposit from time to time in the Securities Account, all monies on deposit from time to time in the Distribution Account and the Netting Account and the Up-MACRO Holding Trust's rights under the MACRO Licensing Agreement and the NYMEX Sublicensing Agreement (or any Substitute Reference Price Licensing Agreement), shall collectively constitute the assets of the Up-MACRO Tradeable Trust (the "Trust Assets").

            SECTION 2.2 Acceptance by Trustee. The Trustee hereby (i) acknowledges its acceptance on behalf of the Up-MACRO Tradeable Trust of all right and title to and interest in the Trust Assets, both now existing and hereafter created, and (ii) declares that it shall maintain such right, title and interest, upon the Up-MACRO Tradeable Trust herein set forth, for the benefit of all Holders of the Up-MACRO Tradeable Shares.

            SECTION 2.3 Limited Purpose of the Up-MACRO Tradeable Trust. The Up-MACRO Tradeable Trust shall not engage in any business or activity other than those specified in this Section 2.3 or any activity that is incidental and necessary to carrying out the business or activities enumerated by this Section
2.3 The exclusive purposes and functions of the Up-MACRO Tradeable Trust shall consist of:

            (a) redeeming the Founders' Shares concurrently with the first issuance of Up-MACRO Tradeable Shares;

            (b) issuing Up-MACRO Tradeable Shares in connection with each deposit of Up-MACRO Holding Shares into the Up-MACRO Tradeable Trust on a continuous basis and exchanging Outstanding Up-MACRO Tradeable Shares for the underlying Up-MACRO Holding Shares that have been deposited in the Up-MACRO Tradeable Trust, in each case on a continuous basis and in accordance with the provisions and subject to the conditions set forth in this Trust Agreement;

            (c) entering into the other Transaction Documents with the other parties thereto; and

            (d) maintaining a listing for the Up-MACRO Tradeable Shares on the AMEX or another national stock exchange.

            SECTION 2.4 Representations and Warranties of the Depositor. The Depositor hereby makes the following representations and warranties to the Up-MACRO Tradeable Trust and agrees that the Trustee may rely on each such representation and warranty as of the Closing Date and on each Issuance Date:

            (a) Organization and Good Standing. The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Trust Agreement.

            (b) Due Qualification. The Depositor is duly qualified to do business and is in good standing as a foreign company (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would result in the performance by the Depositor of its obligations under this Trust Agreement to violate any applicable law and would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares hereunder.

            (c) Due Authorization. The execution, delivery and performance of this Trust Agreement by the Depositor, the execution and delivery to the Trustee of the Up-MACRO Tradeable Shares by the Depositor and the consummation by the Depositor of the transactions provided for in this Trust Agreement and the performance of its obligations hereunder have been duly authorized by the Depositor by all necessary action on the part of the Depositor and this Trust Agreement will remain, from the time of its execution, an official record of the Depositor.

            (d) No Conflict. The execution and delivery by the Depositor of this Trust Agreement and the Up-MACRO Tradeable Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and the fulfillment by the Depositor of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Depositor is a party or by which it or any of its properties are bound.

            (e) No Violation. The execution and delivery by the Depositor of this Trust Agreement and the Up-MACRO Tradeable Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and its obligations hereunder and the fulfillment by the Depositor of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Depositor.

            (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Depositor, threatened against the Depositor before any Governmental Authority (i) asserting the invalidity of this Trust Agreement or the Up-MACRO Tradeable Shares, (ii) seeking to prevent the issuance of the Up-MACRO Tradeable Shares or the consummation of any of the transactions contemplated by this Trust Agreement or the Up-MACRO Tradeable Shares, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Trust Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement or the Up-MACRO Tradeable Shares or
(v) seeking to affect adversely the income tax attributes of the Up-MACRO Tradeable Trust under the federal or applicable state income or franchise tax systems.

            (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Depositor of this Trust Agreement and the Up-MACRO Tradeable Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and its obligations hereunder and the Up-MACRO Tradeable Shares and the fulfillment by the Depositor of the terms hereof and thereof have been obtained.

            (h) Bankruptcy; Insolvency. No Event of Bankruptcy with respect to the Depositor has occurred which would materially and adversely affect the validity or enforceability of this Trust Agreement or the Up-MACRO Tradeable Shares.

            (i) Binding Obligation. This Trust Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect which affect the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (j) No Conflicting Claim. Neither the Depositor nor any Person claiming through or under the Depositor has any claim to or interest in the Securities Account, the Distribution Account or the Netting Account.

            The representations and warranties of the Depositor set forth in this Section 2.4 shall survive following the execution of this Trust Agreement and shall be deemed to be made on each Issuance Date. Upon discovery by the Depositor, the Trustee or the Administrative Agent of a breach of any of the representations and warranties by the Depositor set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties hereto. The Depositor agrees to cooperate with the Trustee and the Administrative Agent in attempting to cure any such breach.

            SECTION 2.5 Form of Shares; Book-Entry System; Transferability of Up-MACRO Tradeable Shares.

            (a) Form of Shares. The Up-MACRO Tradeable Shares shall be evidenced by one or more global certificates substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions as hereinafter provided (each such certificate, a "Global Certificate"). No Up-MACRO Tradeable Shares shall be entitled to any benefits under this Trust Agreement or be valid or obligatory for any purpose unless a Global Certificate evidencing those Up-MACRO Tradeable Shares has been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and countersigned by the manual or facsimile signature of a duly authorized officer of the Depositor. The Trustee shall maintain books on which the registered ownership of each Global Certificate and transfers, if any, of such registered ownership shall be recorded. Global Certificates evidencing the Up-MACRO Tradeable Shares bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and the manual or facsimile signature of a duly authorized officer of the Depositor, if applicable, who was, at the time such Global Certificates were executed, a proper signatory of the Trustee or the Depositor, as applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Global Certificates. The Global Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Trust Agreement as may be required by the Trustee or required to comply with any applicable law or regulations promulgated thereunder or with the rules and regulations of any securities exchange upon which the Up-MACRO Tradeable Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Up-MACRO Tradeable Shares are subject.

            The Founders' Shares and the beneficial ownership thereof by the Depositor and the Administrative Agent shall be recorded on the books and records maintained by the Trustee on behalf of the Up-MACRO Tradeable Trust and no physical certificates shall be issued in respect of such Founders' Shares. Concurrently with the first issuance of Up-MACRO Tradeable Shares, the Founders' Shares shall be cancelled and shall not thereafter be reissued.

            (b) Book-Entry Settlement. The Depositor and the Trustee shall apply to the Depository for acceptance of the Global Certificates in its book-entry settlement system. The Global Certificates shall be deposited with the Trustee, as the custodian for the Depository, shall be registered in the name of Cede & Co., as nominee for the Depository, and shall bear the following legend:

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE AGENT AUTHORIZED BY THE DEPOSITOR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE

DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            So long as the Up-MACRO Tradeable Shares are eligible for book-entry settlement with the Depository, (i) no Beneficial Owner of Up-MACRO Tradeable Shares will be entitled to receive a physical certificate evidencing those shares, (ii) the interest of a Beneficial Owner in the Up-MACRO Tradeable Shares will be shown only on, and transfer of that interest will be effected only through, records maintained by the Depository or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (iii) the rights of a Beneficial Owner of Up-MACRO Tradeable Shares will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and the Depository or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in the Up-MACRO Tradeable Shares.

            As provided in the Depository Agreement, upon the settlement date for any transfer or any creation, exchange or redemption of the Up-MACRO Tradeable Shares, the Depository will credit or debit, on its book-entry registration and transfer system, the amount of Up-MACRO Tradeable Shares so transferred or so created, exchanged or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Trustee, as instructed by the Administrative Agent and the applicable Holder of Up-MACRO Tradeable Shares. The Beneficial Owners of the Up-MACRO Tradeable Shares will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Up-MACRO Tradeable Shares a written confirmation relating to their purchase of Up-MACRO Tradeable Shares.

            Upon the settlement date for any creation, transfer, exchange or redemption of Up-MACRO Tradeable Shares, the Trustee shall make a notation on Schedule A attached to the Global Certificate indicating the resulting Net Par Amount Increase or Net Par Amount Decrease in the Aggregate Par Amount of Outstanding Up-MACRO Tradeable Shares represented by such Global Certificate. Upon the settlement date for a transfer of a Global Certificate to a new Registered Owner as described in clause (e)(ii) of this Section 2.5, the Trustee shall cancel such Global Certificate and issue a new Global Certificate in the name of such transferee Registered Owner.

            The Depository may discontinue providing its services with respect to the Up-MACRO Tradeable Shares by giving notice to the Trustee, the Administrative Agent and the Depositor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. In such event, the Trustee, the Administrative Agent and the Depositor shall seek to find a replacement for the Depository to perform the functions thereof on terms acceptable to the Administrative Agent and the Depositor. If no such replacement can be found or is willing to assume the duties of the Depository, then a Termination Trigger will occur pursuant to Section 11.1 of this Trust Agreement.

            (c) Notices to Beneficial Owners. As described above, the Trustee will recognize the Depository or its nominee as the owner of all Up-MACRO Tradeable Shares for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications required to be delivered to Beneficial Owners will be effected as follows: The Administrative Agent shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Up-MACRO Tradeable Shares, directly or indirectly, through such DTC Participant. The Administrative Agent shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Up-MACRO Tradeable Trust shall reimburse each such DTC Participant for the expenses attendant to such transmittal, subject to applicable statutory and regulatory requirements. The Administrative Agent or Depositor will instruct the Trust to pay said expenses.

            (d) Distributions on Book-Entry Certificates. All distributions on the Up-MACRO Tradeable Shares shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Up-MACRO Tradeable Shares. The Trustee and the Depositor expect that the Depository or its nominee, upon receipt of any distributions made in respect of the Up-MACRO Tradeable Shares, shall credit immediately the DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Up-MACRO Tradeable Shares as shown on the records of the Depository or its nominee. The Trustee and the Depositor also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and shall be the responsibility of such DTC Participants and Indirect Participants. None of the Trustee, the Depositor or the Administrative Agent shall have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in the Up-MACRO Tradeable Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any Person by or through which such Beneficial Owner is considered to own Up-MACRO Tradeable Shares.

            (e) Registration of Transfer; Restrictions on Transfer.

                  (i) The Trustee shall cause to be kept at its Corporate Trust Office a register (the "Share Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (the "Transfer Agent and Registrar") shall provide for the registration of the Up-MACRO Tradeable Shares and of transfers and exchanges of such shares as herein provided. The Transfer Agent and Registrar shall initially be the Trustee. The Depositor may revoke such appointment and remove any Transfer Agent and Registrar if the Depositor determines in its sole discretion that such Transfer Agent and Registrar failed to perform the responsibilities of the Transfer Agent and Registrar set forth in this Trust Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon thirty
      (30) days' notice to the Depositor and the Trustee; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Depositor.

                  (ii) Transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee. When a Global Certificate is presented for registration of transfer, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall register one or more new Global Certificates in the name of the designated transferee or transferees. Each Global Certificate presented for registration of transfer shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Registered Owner or the attorney-in-fact thereof duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Up-MACRO Tradeable Shares, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

            (f) Mutilated, Destroyed, Lost or Stolen Global Certificate. If (a) any mutilated Global Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Global Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Trustee that such Global Certificate has been acquired by a bona fide purchaser, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Global Certificate, a new Global Certificate of like tenor and aggregate beneficial interest. In connection with the issuance of any new Global Certificate under this Section 2.5(f), the Trustee or the Transfer Agent and Registrar may require the payment by the Registered Owner of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Global Certificate issued pursuant to this Section 2.5(f) shall constitute complete and indefeasible evidence of ownership in the Up-MACRO Tradeable Trust, as if originally issued, whether or not the lost, stolen or destroyed Global Certificate shall be found at any time.

                                   ARTICLE 3

                           APPOINTMENT OF THE TRUSTEE,
                   ADMINISTRATIVE AGENT AND MARKETING AGENTS;
                            ESTABLISHMENT OF ACCOUNTS

            SECTION 3.1 Acceptance of Appointment and Matters Relating to the Trustee.

            (a) Investors Bank & Trust Company agrees to act as Trustee, Trust Accounting Agent, Custodian, Transfer Agent and Registrar under this Trust Agreement and has concurrently agreed to act as the Up-MACRO Holding Trustee under the Up-MACRO Holding Trust Agreement, the Down-MACRO Holding Trustee under the Down-MACRO Holding Trust Agreement and the Down-MACRO Tradeable Trustee under the Down-MACRO Tradeable Trust Agreement. The Holders of the Up-MACRO Tradeable Shares, by their acceptance of their shares, consent to Investors Bank & Trust Company acting as Trustee under this Trust Agreement and as trustee for the Up-MACRO Holding Trust under the Up-MACRO Holding Trust Agreement, as trustee for the Down-MACRO Holding Trust under the Down-MACRO Holding

Trust Agreement and as trustee for the Down-MACRO Tradeable Trust under the Down-MACRO Tradeable Trust Agreement.

            (b) Subject to the limited purposes and functions of the Up-MACRO Tradeable Trust specified in Section 2.3 hereof, the Trustee is hereby authorized, instructed and empowered (i) to make deposits and withdrawals from the Securities Account, the Distribution Account and the Netting Account, as set forth in this Trust Agreement; (ii) to make distributions on the Up-MACRO Tradeable Shares in accordance with Section 5.2 hereof; (iii) to administer the Up-MACRO Tradeable Trust; (iv) to furnish to the Up-MACRO Holding Trustee and the Administrative Agent notification of and all documentation relating to the fees and expenses incurred by the Up-MACRO Tradeable Trust, pursuant to Section
5.3 of this Trust Agreement; (v) to effect the exchange of Up-MACRO Tradeable Shares in connection with Paired Optional Redemptions and Paired Issuances in accordance with the provisions of Section 6.1 and Section 6.2 hereof, and to effect exchanges of Up-MACRO Tradeable Shares pursuant to Section 6.3 hereof;
(vi) to enter into the Participants Agreement, the MACRO Licensing Agreement, the NYMEX Sublicensing Agreement and the Calculation Agency Agreement; (vii) to make certain calculations on behalf of the Up-MACRO Tradeable Trust; and (viii) to take any action required or permitted under this Trust Agreement and any action needed for the daily operation of the Up-MACRO Tradeable Trust. Without limiting the generality of the foregoing and with the prior written consent of the Depositor, the Trustee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the SEC and any state securities authority on behalf of the Up-MACRO Tradeable Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements; provided, however, that the Depositor shall make all filings with the SEC and under state securities laws on behalf of the Up-MACRO Tradeable Trust to the extent required to do so hereby.

            (c) Pursuant to Section 3.1(c) of the Up-MACRO Holding Trust Agreement the Trustee shall be entitled to be reimbursed for any expenses incurred by it, with the prior approval of the Depositor or the Administrative Agent, in connection with the performance of its duties under this Trust Agreement, including, without limitation, the fees and disbursements of any custodian, Transfer Agent and Registrar, the reasonable fees and expenses of legal counsel, the fees and disbursements of Independent accountants, and the expenses associated with failed Creation and Exchange Orders under the Participants Agreement. If so instructed by the Depositor or the Administrative Agent, the Trustee may expend its own funds on behalf of the Up-MACRO Tradeable Trust and shall be reimbursed therefor on the next scheduled Distribution Payment Date.

            (d) The Up-MACRO Tradeable Trust shall not, and the Trustee shall not cause the Up-MACRO Tradeable Trust to, nor shall the Depositor direct the Trustee to, engage in any activity other than as required or authorized by this Trust Agreement. In particular, the Up-MACRO Tradeable Trust shall not and the Trustee shall not cause the Up-MACRO Tradeable Trust to:

                  (i) invest any interest or other distributions paid in respect of the Trust Assets, but shall distribute all such proceeds to the Holders on the date of receipt thereof pursuant to the terms of this Trust Agreement and of the Up-MACRO Tradeable Shares;

                  (ii) acquire any assets other than as expressly provided herein;

                  (iii) possess Trust Assets for a purpose other than those described in Section 2.3;

                  (iv) sell, pledge, hypothecate or transfer the Up-MACRO Holding Shares (except in accordance with Section 6.2 or Section 6.3);

                  (v) make any loans or incur any indebtedness or acquire any securities other than Up-MACRO Holding Shares;

                  (vi) except as expressly permitted pursuant to Section 15.1, act in such a way as to vary the terms of the Up-MACRO Tradeable Shares in any way whatsoever;

                  (vii) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Up-MACRO Tradeable Trust, other than the Up-MACRO Tradeable Shares and the Founders' Shares, which shall be redeemed and cancelled by the Trustee upon the first issuance of Up-MACRO Tradeable Shares and shall not thereafter be reissued;

                  (viii) (A) direct the time, method and place of conducting any proceeding for any remedy available to the Up-MACRO Tradeable Trust as the holder of the Up-MACRO Holding Shares or exercising any power conferred upon Holders of Up-MACRO Holding Shares, (B) waive any past default or violation that is waivable under the terms of the Up-MACRO Holding Shares or (C) consent to any amendment or modification of the terms of any Up-MACRO Holding Shares where such consent shall be required, except, in each case, if permitted hereby or after receiving instructions from the Holders of the Up-MACRO Tradeable Shares pursuant to Section 15.6(b) hereof;

                  (ix) file a certificate of cancellation of the Up-MACRO Tradeable Trust or take any other action to terminate the Up-MACRO Tradeable Trust, except in connection with a liquidation thereof pursuant to Article 14 hereof;

                  (x) take any action that would cause the Up-MACRO Tradeable Trust to be classified other than as a grantor trust for U.S. federal income tax purposes; or

                  (xi) take any action that would cause the Up-MACRO Tradeable Trust to be required to register as an investment company under the Investment Company Act or as a commodity pool under the CEAct.

            SECTION 3.2 Representations, Warranties and Covenants of the Trustee. Investors Bank & Trust Company, in its capacity as initial Trustee under this Trust Agreement, hereby makes, and any successor Trustee by its appointment hereunder shall make, on the Closing Date (or on the applicable date of appointment), the following representations, warranties and covenants to the Up-MACRO Tradeable Trust (and agrees that the Depositor, the Administrative Agent and the Holders of the Up-MACRO Tradeable Shares may rely on each such representation, warranty and covenant):

            (a) Organization and Good Standing. The Trustee is a Massachusetts trust company and a wholly-owned subsidiary of a bank holding company (or with respect to any successor Trustee, such other corporate entity as may be applicable), duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts (or with respect to any successor Trustee, under the laws of the applicable jurisdiction of organization), and has full trust power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

            (b) Due Qualification. The Trustee is duly qualified to do business and is in good standing as a foreign trust company (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares hereunder.

            (c) Due Authorization. The execution, delivery, and performance of this Trust Agreement has been duly authorized by the Trustee by all necessary trust action on the part of the Trustee.

            (d) Binding Obligation. This Trust Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (e) No Violation. The execution and delivery of this Trust Agreement by the Trustee, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Trustee, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Trustee or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Trustee is a party or by which it or any of its properties are bound.

            (f) No Proceedings. There are no proceedings or investigations pending or threatened against the Trustee before any Governmental Authority seeking to prevent the issuance of the Up-MACRO Tradeable Shares or the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Trustee, would materially and adversely affect the performance by the Trustee of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

            (g) Compliance with Requirements of Law. The Trustee shall duly satisfy all of its obligations and duties under this Trust Agreement and shall maintain in effect all qualifications and will comply in all material respects with all of the Requirements of Law in connection with its duties hereunder, inasmuch as a failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares.

            (h) Protection of the Rights of Holders of the Up-MACRO Tradeable Shares. The Trustee shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Holders of the Up-MACRO Tradeable Shares, nor shall it revise amounts to be distributed on the Up-MACRO Tradeable Shares.

            (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Trustee of this Trust Agreement, the performance by the Trustee of the transactions contemplated by this Trust Agreement and the fulfillment by the Trustee of the terms hereof, have been obtained; provided, however, that the Trustee makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up-MACRO Tradeable Shares.

            (j) No Affiliation. The Trustee is not an Affiliated Person with respect to the Depositor, the Up-MACRO Tradeable Trust, either of the Paired Holding Trusts, the Down-MACRO Tradeable Trust, the Administrative Agent, either Marketing Agent or any Authorized Participant, and it is not an Affiliated Person with respect to any Person who is an Affiliated Person with respect to any of the foregoing entities; further, the Trustee does not, and will not for so long as it acts as Trustee hereunder, offer or provide credit or credit enhancement to any of the MACRO Trusts, except to the extent that the Trustee provides overdraft liquidity in the normal course of its custody services hereunder.

            (k) Eligibility Requirements. The Trustee meets, and shall at all times during which it acts as Trustee hereunder meet, the eligibility requirements set forth in Section 13.7 hereof.

            (l) No Holding of MACRO Shares. The Trustee shall not, for so long as it acts as Trustee hereunder, acquire or hold any Up-MACRO Holding Shares, Down-MACRO Holding Shares, Up-MACRO Tradeable Shares or Down-MACRO Tradeable Shares for its own account.

            (m) Maintenance of Records and Books of Account. The Trustee shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing any transaction entered into by the Up-MACRO Tradeable Trust in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for no less than five years after the termination of the Trust. Such documents, books and computer records shall reflect all facts giving rise to such transactions, all payments and credits with respect thereto, and, to the extent required, such documents, books and computer records shall indicate the interests of the Up-MACRO Tradeable Trust in such transactions.

            SECTION 3.3 Acceptance of Appointment and Matters Relating to the Administrative Agent and the Marketing Agents.

            (a) Claymore Securities, Inc. agrees to act as Administrative Agent under this Agreement and the Holders of the Up-MACRO Tradeable Shares by their acceptance of their shares consent to Claymore Securities, Inc. acting as Administrative Agent under this Trust Agreement and as administrative agent for the Up-MACRO Holding Trust under the Up-MACRO Holding Trust Agreement, for the Down-MACRO Holding Trust under the Down-MACRO Holding Trust Agreement and for the Down-MACRO Tradeable Trust under the Down-MACRO Tradeable Trust Agreement. Claymore Securities, Inc. and MACRO Financial, LLC each agree to act as a Marketing Agent under this Trust Agreement and the Holders of the Up-MACRO Tradeable Shares by their acceptance of their shares consent to each of Claymore Securities, Inc. and MACRO Financial, LLC acting as a Marketing Agent under this Trust Agreement and as a marketing agent for the Up-MACRO Holding Trust under the Up-MACRO Holding Trust Agreement, for the Down-MACRO Holding Trust under the Down-MACRO Holding Trust Agreement and for the Down-MACRO Tradeable Trust under the Down-MACRO Tradeable Trust Agreement.

            (b) The Administrative Agent shall direct the Trustee in effecting exchanges of Up-MACRO Tradeable Shares for the underlying Up-MACRO Holding Shares in connection with Paired Issuances and Paired Optional Redemptions. The Administrative Agent shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with the foregoing duties which it may deem necessary or desirable. The Administrative Agent shall not be obligated to use separate offices, employees or accounts in carrying out its duties hereunder. The Depositor and the Trustee shall furnish to the Administrative Agent any powers of attorney or other documents necessary or appropriate to enable the Administrative Agent to carry out its administrative duties hereunder.

            (c) The Administrative Agent shall comply with and perform its administrative obligations set forth in the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement in accordance with the terms of each such agreement and the Holders of the Up-MACRO Tradeable Shares shall be third party beneficiaries of the Administrative Agent's covenants to perform its obligations under such agreements. The Administrative Agent shall also at all times maintain the MACROshares Website.

            (d) Each Marketing Agent shall comply with and perform its obligations with respect to the Up-MACRO Tradeable Shares in accordance with the terms of a separate letter agreement entered into between the Depositor and each such Marketing Agent.

            (e) As compensation for acting as the Administrative Agent and a Marketing Agent under the terms of this Trust Agreement, Claymore Securities, Inc. will be entitled to receive the Up-MACRO Administration and Marketing Fee, which shall be payable to it in arrears on each Distribution Payment Date in accordance with the provisions of Section 5.4 of the Up-MACRO Holding Trust Agreement. The Administrative Agent shall not be liable for any expenses incurred by it on behalf of the Up-MACRO Tradeable Trust, but shall be responsible for its overhead expenses related to the performance of its obligations under this Trust Agreement.

            (f) As compensation for acting as a Marketing Agent, MACRO Financial, LLC will be entitled to receive the Up-MACRO Marketing Fee, which shall be payable to it in arrears on each Distribution Payment Date in accordance with the provisions of Section 5.4 of the Up-MACRO Holding Trust Agreement.

            SECTION 3.4 Representations, Warranties and Covenants of the Administrative Agent and the Marketing Agents.

            (a) Claymore Securities, Inc., in its capacity as the Administrative Agent, hereby makes, and any successor Administrative Agent by its appointment hereunder shall make, on the Closing Date (or on the date of any such appointment), the following representations, warranties and covenants to the Up-MACRO Tradeable Trust (and agrees that the Depositor and the Trustee may rely on each such representation, warranty and covenant in fulfilling their respective duties hereunder):

                  (i) Organization and Good Standing. The Administrative Agent is a Kansas corporation (or with respect to any successor Administrative Agent, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the State of Kansas (or with respect to any successor Administrative Agent, the applicable jurisdiction of its organization), and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

                  (ii) Due Qualification. The Administrative Agent is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares hereunder.

                  (iii) Due Authorization. The execution, delivery and performance of this Trust Agreement has been duly authorized by the Administrative Agent by all necessary corporate action on the part of the Administrative Agent.

                  (iv) Binding Obligation. This Trust Agreement constitutes a legal, valid and binding obligation of the Administrative Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (v) No Violation. The execution and delivery of this Trust Agreement by the Administrative Agent, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Administrative Agent will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Administrative Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Administrative Agent is a party or by which it or any of its properties are bound.

                  (vi) No Proceedings. There are no proceedings or investigations pending or threatened against the Administrative Agent before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Administrative Agent, would materially and adversely affect the performance by the Administrative Agent of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

                  (vii) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Administrative Agent of this Trust Agreement, the performance by the Administrative Agent of the transactions contemplated by this Trust Agreement and the fulfillment by the Administrative Agent of the terms hereof, have been obtained; provided, however, that the Administrative Agent makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up-MACRO Tradeable Shares.

                  (viii) Additional Registration of Shares. The Administrative Agent will make commercially reasonable efforts to maintain a sufficient number of Up-

      MACRO Tradeable Shares registered pursuant to the Securities Act available for the fulfillment of Creation Orders as they are received.

            (b) Claymore Securities, Inc. and MACRO Financial, LLC, each in its capacity as a Marketing Agent hereunder, hereby makes, and any successor Marketing Agent by its appointment hereunder shall make, on the Closing Date (or on the date of any such appointment), the following representations, warranties and covenants to the Up-MACRO Tradeable Trust (and agrees that the Depositor and the Trustee may rely on each such representation, warranty and covenant in fulfilling their respective duties hereunder):

                  (i) Organization and Good Standing. Claymore Securities, Inc. is a Kansas corporation and MACRO Financial, LLC is a Delaware limited liability company (or with respect to any successor Marketing Agent, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the State of Kansas and Delaware, as applicable (or with respect to any successor Marketing Agent, the applicable jurisdiction of its organization), and each of them has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

                  (ii) Due Qualification. Each Marketing Agent is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up-MACRO Tradeable Shares hereunder.

                  (iii) Due Authorization. The execution, delivery and performance of this Trust Agreement has been duly authorized by each Marketing Agent by all necessary corporate or other action.

                  (iv) Binding Obligation. This Trust Agreement constitutes a legal, valid and binding obligation of each of the Marketing Agents, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (v) No Violation. The execution and delivery of this Trust Agreement by each of the Marketing Agents, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to each Marketing Agent, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to either Marketing Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which either Marketing Agent is a party or by which it or any of its properties are bound.

                  (vi) No Proceedings. There are no proceedings or investigations pending or threatened against either Marketing Agent before any Governmental

      Authority seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of such Marketing Agent, would materially and adversely affect the performance by it of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

                  (vii) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by each Marketing Agent of this Trust Agreement, the performance by each Marketing Agent of the transactions contemplated by this Trust Agreement and the fulfillment by each Marketing Agent of the terms hereof, have been obtained; provided, however, that neither Marketing Agent makes any representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up-MACRO Tradeable Shares.

            SECTION 3.5 Establishment of the Securities Account.

            (a) The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Up-MACRO Tradeable Trust and for the benefit of the Holders of the Up-MACRO Tradeable Shares, an Eligible Deposit Account bearing a designation clearly indicating that the Up-MACRO Holding Shares deposited therein are held for the benefit of the Holders of the Up-MACRO Tradeable Shares (the "Securities Account").

            (b) The Securities Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in and to all of the Up-MACRO Holding Shares on deposit from time to time in the Securities Account and in all proceeds thereof for the benefit of the Holders of the Up-MACRO Tradeable Shares.

            (c) The Securities Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders of the Up-MACRO Tradeable Shares. Except as expressly provided in this Trust Agreement, each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any assets held in the Securities Account for any amount owed to it by the Up-MACRO Tradeable Trust or any Holder of Up-MACRO Tradeable Shares. If at any time the Securities Account ceases to be an Eligible Deposit Account, the Trustee shall within twenty (20) Business Days establish a new account, transfer any assets to such new account, and from the date such new account is established it shall be the "Securities Account" for purposes of this Trust Agreement.

            (d) In connection with each deposit of Up-MACRO Holding Shares into the Up-MACRO Tradeable Trust, whether done as part of a Paired Issuance or otherwise, the Trustee shall credit all Up-MACRO Holding Shares delivered to it by the Up-MACRO Holding Trustee to the Securities Account on the date on which the Up-MACRO Tradeable Trust becomes the beneficial owner of such shares on the records of the Depository.

            (e) In connection with each exchange of Up-MACRO Tradeable Shares for the underlying Up-MACRO Holding Shares, whether done as part of a Paired Optional Redemption or otherwise, the Trustee shall remove such Up-MACRO Holding Shares from the Securities Account and debit the Securities Account such Up-MACRO Holding Shares in the amount and on the date specified to the Trustee by the Administrative Agent.

            (f) In connection with the Final Scheduled Termination Date or an Early Termination Date, the Trustee shall remove all remaining Up-MACRO Holding Shares from the Securities Account and deliver such Up-MACRO Holding Shares to the Up-MACRO Holding Trustee for cancellation and debit the Securities Account from all such Up-MACRO Holding Shares.

            SECTION 3.6 Establishment of the Distribution Account.

            (a) The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Up-MACRO Tradeable Trust and for the benefit of the Holders of the Up-MACRO Tradeable Shares, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the Up-MACRO Tradeable Shares (the "Distribution Account").

            (b) The Distribution Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders of the Up-MACRO Tradeable Shares.

            (c) Except as expressly provided in this Trust Agreement, each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Distribution Account for any amount owed to it by the Up-MACRO Tradeable Trust or any Holder of Up-MACRO Tradeable Shares. If, at any time, the Distribution Account ceases to be an Eligible Deposit Account, the Trustee shall within twenty (20) Business Days establish a new account, transfer any funds on deposit therein to such new account, and from the date such new account is established, it shall be the "Distribution Account" for purposes of this Trust Agreement.

            (d) Immediately upon receipt thereof, the Trustee shall deposit into the Distribution Account any distribution amount received on the Up-MACRO Holding Shares held by the Up-MACRO Tradeable Trust and shall distribute such amount, on the same Business Day on which such amount is received, to the Holders of the Up-MACRO Tradeable Shares, ratably based on the Aggregate Par Amount of Up-MACRO Tradeable Shares held by each such Holder.

            SECTION 3.7 Establishment of the Netting Account.

            (a) The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Up-MACRO Tradeable Trust and for the benefit of the Holders of the Up-MACRO Tradeable Shares, an Eligible Deposit Account bearing a designation that the securities deposited therein are held for the benefit of the Holders of the Up-MACRO Tradeable Shares (the "Netting Account").

            (b) The Netting Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in and to all the securities on deposit from time to time in the Netting Account. The Netting Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders of the Up-MACRO Tradeable Shares.

            (c) On the Redemption Date, the Issuance Date or the Business Day following the Business Day on which an Exchange Order was submitted, on which
(i) both a Redemption Order in which Tradeable Shares are submitted and an Issuance Order in which Tradeable Shares are requested, are to be executed, (ii) both a Redemption Order in which Tradeable Shares are submitted and an Exchange Order pursuant to Section 6.3 in which Up-MACRO Tradeable Shares are requested, are to be executed or (iii) both an Issuance Order in which Tradeable Shares arerequested and an Exchange Order pursuant to
Section 6.3 in which Up-MACRO Tradeable Shares are submitted, are to be executed, the Trustee shall net such Up-MACRO Tradeable Shares to be redeemed and/or exchanged against the Up-MACRO Tradeable Shares to be issued and/or exchanged as follows:

                  (i) if there is a positive difference between the number of shares to be redeemed and/or exchanged and the number of shares to be issued and/or exchanged, the Trustee shall cancel the number of Up-MACRO Tradeable Shares equal to such positive difference and deliver all remaining Up-MACRO Tradeable Shares credited to the Netting Account to the Authorized Participants who directed the issuance or exchange, as applicable, of such shares; or

                  (ii) if there is a positive difference between the number of shares to be issued and/or exchanged and the number of shares to be redeemed and/or exchanged, the Trustee shall cause the Up-MACRO Tradeable Trust to issue new Up-MACRO Tradeable Shares in the amount of such positive difference and deliver such newly-issued Up-MACRO Tradeable Shares and all Up-MACRO Tradeable Shares credited to the Netting Account to the Authorized Participants who directed the issuance of such shares.

                  (iii) No Up-MACRO Tradeable Shares shall remain on deposit in the Netting Account at the end of each Business Day.

                                   ARTICLE 4

                                  CALCULATIONS

            SECTION 4.1 Calculations on Price Determination Days.

            (a) With respect to each Price Determination Day, the Trustee shall calculate and provide to the Administrative Agent and the Calculation Agent, within the time period agreed upon by the Trustee, the Administrative Agent and the Calculation Agent, the following data: (i) the number of Up-MACRO Holding Shares on deposit in the Up-MACRO Tradeable Trust on the preceding Business Day;
(ii) the aggregate amount of Up-MACRO Tradeable Shares Outstanding on such Business Day; and (iii) the Per Share Underlying Value of an Up-MACRO Tradeable Share on such Business Day.

            For purposes of calculating the foregoing amounts on any Business Day, any issuances or exchanges of Up-MACRO Tradeable Shares scheduled to settle on such Business Day shall be taken into account in making such calculations.

            (b) The Trustee's calculations pursuant to clause (a) of this
Section 4.1 shall be conclusive and binding upon the Holders of the Up-MACRO Tradeable Shares and all other Persons.

            SECTION 4.2 Calculation of Intraday Indicative Values.

            Intraday indicative values for the Per Share Underlying Value of the Up-MACRO Tradeable Shares based on the intraday trading prices of the Applicable Reference Price of Crude Oil will be calculated by the Calculation Agent under the Calculation Agency Agreement based upon the Applicable Reference Price of Crude Oil and the data provided to the

Calculation Agent by the Trustee pursuant to Section 4.1 of this Trust Agreement, by the Up-MACRO Holding Trustee pursuant to Section 4.1 of the Up-MACRO Holding Trust Agreement and by the Down-MACRO Holding Trustee pursuant to Section 4.1 of the Down-MACRO Holding Trust Agreement.

                                   ARTICLE 5

                 DISTRIBUTIONS ON THE UP-MACRO TRADEABLE SHARES

            SECTION 5.1 Rights of Holders of the Up-MACRO Tradeable Shares. Each Up-MACRO Tradeable Share represents an undivided beneficial interest in the Up-MACRO Tradeable Trust and the Beneficial Owner thereof is entitled to receive distributions on such Up-MACRO Tradeable Share on the dates and in the amounts specified in Section 5.2 from assets on deposit in the Up-MACRO Tradeable Trust.

            SECTION 5.2 Distributions. The Trustee, on behalf of the Up-MACRO Tradeable Trust, shall make the following distributions from amounts on deposit in the Distribution Account:

            (a) Quarterly Distributions. On the Distribution Payment Date that follows each Distribution Date, the Trustee shall distribute to each Person who was a Registered Owner of the Up-MACRO Tradeable Shares as of the Record Date that preceded such Distribution Payment Date an amount equal to the portion of the Quarterly Distribution received by the Up-MACRO Tradeable Trust on the Up-MACRO Holding Shares it holds on deposit, in cash, for delivery thereof by the Depository to each Person who was a Beneficial Owner of Up-MACRO Tradeable Shares on such Record Date.

            (b) Final Distributions. On the Distribution Payment Date that follows the Final Scheduled Termination Date or an Early Termination Date, the Trustee shall distribute to each Person who was a Registered Owner of the Up-MACRO Tradeable Shares as of the Record Date that preceded such Distribution Payment Date an amount equal to the portion of the Final Distribution received by the Up-MACRO Tradeable Trust on the Up-MACRO Holding Shares it holds on deposit, in cash, for delivery thereof by the Depository to each Person who was a Beneficial Owner of Up-MACRO Tradeable Shares on such Record Date.

            SECTION 5.3 Payment of Fees and Expenses. All fees and expenses of the Up-MACRO Tradeable Trust shall be paid by the Up-MACRO Holding Trust pursuant to the provisions of Section 5.3 and Section 5.4 of the Up-MACRO Holding Trust Agreement. The Trustee shall promptly deliver to the Up-MACRO Holding Trustee and the Administrative Agent, notice of and any documentation relating to any expense incurred by and on behalf of the Up-MACRO Tradeable Trust and any fee payable by the Up-MACRO Tradeable Trust.

                                   ARTICLE 6

                     EXCHANGES OF UP-MACRO TRADEABLE SHARES

            SECTION 6.1 Exchanges in Connection with Paired Optional
Redemptions.

            (a) On any Price Determination Day occurring after the Closing Date but prior to the Final Scheduled Termination Date or an Early Termination Date, any Authorized Participant may direct the redemption of Paired Holding Shares by delivering a Redemption Order to the Administrative Agent and satisfying the conditions set forth in Section 6.1 of the Up-

MACRO Holding Trust Agreement (such redemption, a "Paired Optional Redemption"). Any Authorized Participant who wishes to direct a Paired Optional Redemption pursuant to Section 6.1 of the Up-MACRO Holding Trust Agreement and who holds Up-MACRO Tradeable Shares, may direct an exchange and concurrent redemption of its Up-MACRO Tradeable Shares for their underlying Up-MACRO Holding Shares pursuant to and in accordance with the procedures specified in the Participants Agreement. The Authorized Participant directing the Paired Optional Redemption must be the Beneficial Owner of the Paired Holding Shares or the Up-MACRO and Down-MACRO Tradeable Shares which are being tendered for redemption, as shown on the records of the Depository.

            (b) Following the Redemption Order Date, the redeeming Authorized Participant must transfer to the Trustee, not later than the date and time specified in the Participants Agreement, the requisite number of Paired Holding Shares or Up-MACRO Tradeable Shares and Down-MACRO Tradeable Shares constituting at least one MACRO Unit or integral multiples thereof, plus the applicable Redemption Cash Component, if any, and the transaction fee as specified in
Section 6.1(d), and provide written or electronic evidence of such deposit to the Administrative Agent in accordance with the Participants Agreement.

            (c) Pursuant to Section 6.1(c) of the Up-MACRO Holding Trust Agreement, the Administrative Agent may, in its discretion, reject any Redemption Order (i) if the Administrative Agent determines that the Redemption Order is not in the required form, (ii) if Paired Holding Shares or Up-MACRO and Down-MACRO Tradeable Shares constituting at least one or more whole MACRO Units are not tendered to the Trustee for redemption, (iii) if the Depositor has determined, based upon an opinion of counsel, and advised the Trustee, that such Redemption Order would have adverse tax or securities laws consequences for either of the Paired Holding Trusts, the Up-MACRO Tradeable Trust or Down-MACRO Tradeable Trust, the Holders of the Paired Holding Shares or the Holders of the Up-MACRO Tradeable Shares or Down-MACRO Tradeable Shares, (iv) if the acceptance or receipt of the Redemption Order would, in the opinion of counsel to the Depositor acceptable to the Trustee, be unlawful, (v) if any such redemption would cause the Up-MACRO Tradeable Trust to hold fifty percent or less of the Outstanding Up-MACRO Holding Shares, (vi) if circumstances outside the control of the Trustee, the Depositor or the Administrative Agent make it impractical or not feasible to process the Redemption Order on the Redemption Order Date or the Redemption Date, or (vii) if the Down-MACRO Holding Trustee has notified the Trustee that it has rejected the related Redemption Order or the related Exchange Order delivered under the Down-MACRO Holding Trust Agreement for one of the reasons described in Section 6.1(c) of the Down-MACRO Holding Trust Agreement. None of the Trustee, the Depositor or the Administrative Agent shall be liable to any Person for rejecting a Redemption Order pursuant to Section 6.1(c) of the Up-MACRO and/or Down-MACRO Holding Trust Agreement.

            (d) A non-refundable transaction fee will be payable to the Up-MACRO Holding Trustee for its own account in the amount specified in Section 7 of the Participants Agreement in connection with each Redemption Order.

            (e) On any Distribution Date that is an Early Termination Date or the Final Scheduled Termination Date, the Trustee shall redeem all of the Up-MACRO Tradeable Shares that are Outstanding on such Distribution Date at their Per Share Underlying Value, as calculated on the immediately preceding Price Determination Day, using the funds received on such date from the Up-MACRO Holding Trustee pursuant to the terms of the Up-MACRO Holding Trust Agreement.

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

            SECTION 6.2 Paired Issuances.

            (a) On any Price Determination Day that occurs after the Closing Date but prior to the Final Scheduled Termination Date or an Early Termination Date, the Up-MACRO Holding Trust shall issue additional Up-MACRO Holding Shares contemporaneously with the issuance of additional Down-MACRO Holding Shares in the form of MACRO Units (such an issuance, a "Paired Issuance") and, if applicable, concurrently exchange such MACRO Units to their related Tradeable Shares following the receipt of, and in accordance with, a Creation Order delivered by an Authorized Participant and forwarded to the Trustee by the Administrative Agent. Any Authorized Participant who directs a Paired Issuance pursuant to Section 6.2 of the Up-MACRO Holding Trust Agreement shall be deemed (unless it has specifically directed that Paired Holding Shares be delivered to it) to direct the deposit of the Paired Holding Shares created in such Paired Issuance into the Up-MACRO Tradeable Trust and the issuance in exchange therefor of Up-MACRO Tradeable Shares which shall be delivered to the Authorized Participant pursuant to and in accordance with the procedures specified in the Participants Agreement.

            (b) Subject to the requirements and limitations set forth herein, in the Participants Agreement and in the Up-MACRO Holding Trust Agreement, the number of Up-MACRO Tradeable Shares that the Up-MACRO Tradeable Trust may issue is unlimited.

            (c) Pursuant to Section 6.2(c) of the Up-MACRO Holding Trust Agreement, the Administrative Agent may, in its discretion, reject any Creation Order (i) if the Administrative Agent determines that the Creation Order is not in the required form, (ii) if the Trustee notifies the Administrative Agent that the Authorized Participant directing the Paired Issuance has not deposited sufficient funds with the Trustee, (iii) if the Depositor determines, based upon an opinion of counsel, that such Creation Order would have adverse tax or securities law consequences for either of the Paired Holding Trusts, the Up-MACRO Tradeable Trust or Down-MACRO Tradeable Trust, the Holders of the Paired Holding Shares or the Holders of the Up-MACRO Tradeable Shares or Down MACRO Tradeable Shares, (iv) the acceptance or fulfillment of which would, in the opinion of counsel to the Depositor acceptable to the Trustee, be unlawful,
(v) if any such creation would cause the Up-MACRO Tradeable Trust to hold fifty percent or less of the Outstanding Up-MACRO Holding Shares (vi) if the Down-MACRO Holding Trustee notifies the Trustee that the Creation Order for additional Down-MACRO Holding Shares has been or will be rejected by it, by the Administrative Agent on behalf of the Down-MACRO Holding Trust, (vii) if circumstances outside the control of the Trustee, the Depositor or the Administrative Agent make it impractical or not feasible to process the Creation Order on the Issuance Order Date or on the Issuance Date, or (viii) if there are not sufficient Up-MACRO Tradeable Shares registered pursuant to the Securities Act to fulfill such Creation Order. None of the Trustee, the Depositor or the Administrative Agent shall be liable to any Person by reason of the rejection of any Creation Order.

            (d) A non-refundable transaction fee will be payable to the Up-MACRO Holding Trustee for its own account in the amount specified in Section 7 of the Participants Agreement in connection with each Creation Order.

            SECTION 6.3 Exchanges of Up-MACRO Tradeable Shares Other than in Paired Optional Redemptions or Paired Issuances.

            (a) On any Business Day, an Authorized Participant may submit an Exchange Order to the Administrative Agent requesting an exchange of its Up-MACRO Tradeable Shares for the underlying Up-MACRO Holding Shares, and the Administrative Agent, upon processing

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

such Exchange Order, shall provide the Trustee with the requisite information needed in order to effectuate such order. The Administrative Agent shall provide such information at the times set forth in Attachment A-III to the Participants Agreement. The Trustee and the Administrative Agent, in effectuating each Exchange Order, shall follow the procedures set forth herein and in Attachment A-III to the Participants Agreement.

            (b) The Administrative Agent will accept Exchange Orders only from Authorized Participants with respect to which the Participants Agreement is in full force and effect.

            (c) After receiving an Authorized Participant's Exchange Order from the Administrative Agent, the Trustee will, as directed in such Exchange Order, either (i) withdraw Up-MACRO Holding Shares in an equal number to the Up-MACRO Tradeable Shares delivered by such Authorized Participant from the Securities Account and deliver those Up-MACRO Holding Shares to the Authorized Participant or (ii) deposit the Up-MACRO Holding Shares delivered by such Authorized Participant into the Up-MACRO Tradeable Trust and cause the Up-MACRO Tradeable Trust to deliver to such Authorized Participant Up-MACRO Tradeable Shares on deposit in the Netting Account on the applicable day of settlement, if any, and, if the Up-MACRO Tradeable Shares on deposit in the Netting Account are insufficient to satisfy such Exchange Order, to issue one Up-MACRO Tradeable Share for each Up-MACRO Holding Share delivered by it, in each case, in accordance with, and subject to the satisfaction of, the terms and conditions set forth in the Participants Agreement.

            (d) Any Exchange Order is subject to suspension or delay by the Administrative Agent pursuant to Sections 6.1(c), 6.2(c) or 6.4, as applicable.

            SECTION 6.4 Suspension or Delay of Settlement.

            (a) The Administrative Agent may, in its discretion, and will when so directed by the Depositor, suspend the right of exchange for the Up-MACRO Tradeable Shares, or postpone the date of settlement for any such exchange,

                  (i) for any period during which the AMEX or NYMEX is closed, or trading is suspended or restricted;

                  (ii) for any period during which an emergency exists as a result of which delivery or acquisition of Eligible Treasuries by the Paired Holding Trusts is not reasonably practicable;

                  (iii) if any such redemption would cause the Up-MACRO or Down-MACRO Investment Amount to equal less than 10 million dollars; and

                  (iv) for such other period as the Depositor, the Trustee or the Administrative Agent determines to be necessary for the protection of the Beneficial Owners of any of the Paired Holding Shares, the Up-MACRO Tradeable Shares or the Down-MACRO Tradeable Shares.

            None of the Depositor, the Trustee or the Administrative Agent will be liable to any Person for any loss or damages that may result from any such suspension or postponement.

            SECTION 6.5 The Participants Agreement.

            (a) Each Paired Optional Redemption, each Paired Issuance and each Exchange Order shall be effected in accordance with the procedures set forth in Attachment A to the Participants Agreement, which may be amended from time to time with the written consent of the Trustee, the Up-MACRO Holding Trustee, the Down-MACRO Holding Trustee, the Down-MACRO Tradeable Trustee and the Administrative Agent in accordance with the provisions thereof.

            (b) The Trustee and the Administrative Agent shall only process Redemption Orders, Creation Orders and Exchange Orders from Authorized Participants who have executed a Participants Agreement that is in full force and effect at the time when the Redemption Order, the Creation Order or the Exchange Order is placed. The Administrative Agent will maintain and make available at its Business Office during normal business hours a current list of the Authorized Participants eligible to participate in a Paired Issuance.

            (c) In the event that the provisions of this Trust Agreement and the Participants Agreement conflict in any way, the provisions of the Participants Agreement will prevail insofar as they relate to the requirements and procedures for directing and effecting Paired Optional Redemptions, Paired Issuances and Exchange Orders.

                                   ARTICLE 7

                                   [RESERVED].

                                   ARTICLE 8

              REPORTING TO HOLDERS OF THE UP-MACRO TRADEABLE SHARES

            SECTION 8.1 Calculations for the Up-MACRO Tradeable Shares.

            (a) On each Price Determination Day, the Trustee shall calculate and provide to the Administrative Agent for posting on the MACROshares Website, within the time period agreed upon between the Administrative Agent and the Trustee, the Per Share Underlying Value of an Up-MACRO Tradeable Share and the number of Up-MACRO Holding Shares on deposit in the Up-MACRO Tradeable Trust.

            (b) Not later than the 10 Business Days following each calendar quarter, the Trustee shall calculate and provide to the Depositor for inclusion in the quarterly report on Form 10-Q that the Depositor will prepare and file with the SEC on behalf of the Up-MACRO Holding Trust the following information:

                  (i) a record of the aggregate exchanges of Up-MACRO Tradeable Shares for the underlying Up-MACRO Holding Shares in connection with Paired Optional Redemptions or otherwise and the aggregate number of Up-MACRO Holding Shares deposited into the Up-MACRO Tradeable Trust in connection with Paired Issuances or otherwise; and

                  (ii) the aggregate number of Up-MACRO Tradeable Shares Outstanding as of the date of the applicable report.

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

            (c) The Administrative Agent shall post all of the information calculated and provided to them by the Trustee pursuant to clause (a) of this
Section 8.1 on the MACROshares Website on each Price Determination Day.

            SECTION 8.2 Periodic Reports.

            (a) After the end of each fiscal year, the Depositor shall prepare an annual report on Form 10-K for the Up-MACRO Tradeable Trust containing financial statements prepared by the Depositor and audited by Independent accountants engaged by the Depositor. The annual report shall contain such information as shall be required by applicable laws, rules and regulations and may contain such additional information as the Depositor or the Administrative Agent determines shall be included. The Depositor shall file such annual report with the SEC in such manner as shall be required by applicable laws, rules and regulations.

            (b) After the end of each calendar quarter, the Depositor shall prepare a quarterly report on Form 10-Q for the Up-MACRO Tradeable Trust containing unaudited financial statements prepared by the Depositor. The quarterly report shall be in such form and contain such information as shall be required by applicable laws, rules and regulations and may contain such information as the Depositor determines shall be included. The Depositor shall file such quarterly report with the SEC in such manner as shall be required by applicable laws, rules and regulations.

            (c) Reports on Form 10-Q and Form 10-K pursuant to this Section 8.2 shall be made in accordance with the instructions set forth in such Form 10-Q or Form 10-K, as applicable.

            SECTION 8.3 Form 8-K Disclosure. Within four Business Days (or such shorter period as required under the general instructions to Form 8-K), the Depositor shall file a Form 8-K with the SEC disclosing:

            (a) the occurrence of a Trustee Termination Event;

            (b) the appointment of a Successor Trustee;

            (c) the resignation of the Trustee, the Up-MACRO Holding Trustee, the Down-MACRO Holding Trustee, the Administrative Agent, either Marketing Agent or the Calculation Agent under the Calculation Agency Agreement;

            (d) the appointment of a successor trustee for the Up-MACRO Holding Trust and/or the Down-MACRO Holding Trust, a successor Administrative Agent, any successor Marketing Agent or a successor Calculation Agent under the Calculation Agency Agreement;

            (e) the occurrence of a Termination Trigger;

            (f) an amendment to this Trust Agreement, the Up-MACRO Holding Trust Agreement, the Down-MACRO Holding Trust Agreement, the Participants Agreement or any other Transaction Document;

            (g) at the sole discretion of the Depositor, a change to the list of Authorized Participants set forth on Schedule I to the Participants Agreement; and

            (h) any other event that would be material to the Holders of the Up-MACRO Tradeable Shares and which is, accordingly, required to be disclosed by means of the filing of a Form 8-K.

            SECTION 8.4 Listing of the Up-MACRO Tradeable Shares. The Depositor shall use its best efforts to obtain and maintain the listing of the Up-MACRO Tradeable Shares on a national stock exchange. Within three (3) Business Days following receipt of notice of any actual, proposed or contemplated de-listing of the Up-MACRO Tradeable Shares by any such stock exchange, the Depositor shall terminate the listing on such stock exchange.

            SECTION 8.5 Disclosure Controls and Procedures. The Depositor shall establish and maintain disclosure controls and procedures (as defined in Rule 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations and SEC interpretations (whether or not public) thereunder) that shall be designed to ensure that (i) material information relating to the Up-MACRO Tradeable Trust is made known to the Depositor, (ii) such disclosure controls and procedures are effective to perform the functions for which they were established; (iii) the Depositor will be advised, on behalf of the Up-MACRO Tradeable Trust, of: (A) any significant deficiencies in the design or operation of such controls which could adversely affect the Trust Accounting Agent's or the Depositor's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Trust Accounting Agent's or the Depositor's internal controls; and (iv) any material weaknesses in such controls are able to be identified for the Up-MACRO Tradeable Trust's auditors.

            SECTION 8.6 Trust Accounting Agent Responsibilities. The Trustee, in its capacity as the Trust Accounting Agent, shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with this Trust Agreement and the Trustee's duties hereunder; (ii) transactions with respect to the Up-MACRO Tradeable Trust and notified to the Trustee are recorded as necessary to permit preparation of financial statements and to maintain accountability for the Trust Assets; and (iii) the Trust Assets are held for the Up-MACRO Tradeable Trust by the Trustee in accordance with this Trust Agreement.

                                   ARTICLE 9

                     OTHER MATTERS RELATING TO THE DEPOSITOR

            SECTION 9.1 Liability of the Depositor. The Depositor shall be liable in all respects for the obligations, covenants, representations and warranties of the Depositor arising under or related to this Trust Agreement. The Depositor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Depositor.

            SECTION 9.2 Limitations on Liability of the Depositor, Claymore Securities, Inc. and MACRO Financial, LLC. None of the Depositor, Claymore Securities, Inc., MACRO Financial, LLC or any of their respective directors, officers, employees or agents acting in such capacities shall be under any liability to the Up-MACRO Tradeable Trust, the Trustee, the Holders of the Up-MACRO Tradeable Shares or any other Person for taking any action or for refraining from taking any action in good faith in their capacities as Depositor, Administrative Agent or Marketing Agents, as applicable, pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Depositor, Claymore Securities, Inc., MACRO Financial, LLC or any of their respective directors, officers, employees or agents against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor, Claymore Securities, Inc., MACRO Financial, LLC and each of their respective directors, officers, employees and agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than, in the case of the Depositor, the Depositor, in the case of Claymore Securities, Inc., Claymore Securities, Inc. and, in the case of MACRO Financial, LLC, MACRO Financial, LLC) respecting any matters arising hereunder.

            SECTION 9.3 Liabilities; Indemnification.

            (a) Notwithstanding the other provisions of this Trust Agreement, the Depositor, by entering into this Trust Agreement, agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Holder as a result of market fluctuations or other similar market or investment risks associated with ownership of the Up-MACRO Tradeable Shares) arising out of or based on the arrangement created by this Trust Agreement or the actions of the Depositor taken pursuant hereto or arising from any allegation of infringement of the intellectual property rights of third parties (to the extent that, if the Trust Assets at the time the claim is made were not used to pay in full all Outstanding Up-MACRO Tradeable Shares, the Trust Assets would be used to pay any such losses, claims, damages or liabilities).

            (b) The Depositor shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury (collectively, a "Loss") suffered or sustained by reason of the acts performed or omitted by the Trustee pursuant to this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim including, without limitation, any action, proceeding or claim relating to or arising from any alleged infringement of intellectual property rights of third parties; provided, however, that the Depositor's duty to indemnify under this Section 9.3(b) shall not extend to any Losses (i) for which the Trustee has a right to indemnification under any other provision of this Trust Agreement, or (ii) that are caused by or result from the breach of contract by, or the fraud, negligence or willful misconduct of, the Trustee or its officers, directors, employees or agents.

            (c) The Depositor and its members, managers, officers, employees, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a "Depositor Indemnified Party") shall be indemnified by the Up-MACRO Tradeable Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Depositor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement or (2) reckless disregard on the part of such Depositor Indemnified Party of its obligations and duties under this Trust Agreement. Each Depositor Indemnified Party shall also be indemnified by the Up-MACRO Tradeable Trust and held harmless against any loss, liability or expense arising under the Participants Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Depositor by any of the Calculation Agent, the Administrative Agent and the Trustee. Such indemnity shall include payment from the Up-MACRO Tradeable Trust of the costs and expenses incurred by such Depositor Indemnified Party in defending itself against any such indemnified claim or liability.

            (d) Any obligation owed by the Up-MACRO Tradeable Trust pursuant to this Section 9.3 shall be paid by the Up-MACRO Holding Trust in accordance with the provisions of Section 5.3 of the Up-MACRO Holding Trust Agreement.

                                   ARTICLE 10

                             MATTERS RELATING TO THE
                  ADMINISTRATIVE AGENT AND THE MARKETING AGENTS

            SECTION 10.1 Role of the Administrative Agent. The Administrative Agent hereby acknowledges and accepts its role pursuant to its duties set forth in this Trust Agreement.

            SECTION 10.2 Liability of the Administrative Agent. The Administrative Agent shall be liable under this Trust Agreement only to the extent of the obligations specifically undertaken hereunder by the Administrative Agent in its capacity as Administrative Agent.

            SECTION 10.3 Limitation on Liability of the Administrative Agent. Neither the Administrative Agent nor any of the directors, officers, employees or agents of the Administrative Agent shall be under any liability to the Up-MACRO Tradeable Trust, the Trustee, the Holders of the Up-MACRO Tradeable Shares or any other Person for any action taken or for refraining from taking any action in good faith in its capacity as Administrative Agent pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Administrative Agent or any director, officer, employee or agent of the Administrative Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Administrative Agent and any director, officer, employee or agent of the Administrative Agent may rely in good faith on any document properly executed and delivered under this Trust Agreement by the Depositor, the Trustee, the Down-MACRO Holding Trustee, the Up-MACRO Holding Trustee, the Down-MACRO Tradeable Trustee or any Authorized Participant respecting any matters arising hereunder. The Administrative Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Administrative Agent in accordance with this Trust Agreement and which in its reasonable judgment may involve it in any expense or liability unless the Administrative Agent has obtained an indemnity from the Holders of the Up-MACRO Tradeable Shares sufficient to hold it harmless from such liability. The Administrative Agent may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit and interests of the Holders of the Up-MACRO Tradeable Shares and the rights and duties of the parties hereto.

            SECTION 10.4 Administrative Agent Indemnification of the Up-MACRO Tradeable Trust and the Trustee. The Administrative Agent shall indemnify and hold harmless the Up-MACRO Tradeable Trust, the Depositor and the Trustee and their respective officers, directors, employees and agents (each, an "Administrative Agent Indemnified Party") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Administrative Agent under this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Administrative Agent shall not indemnify the Trustee if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, negligence, or willful misconduct of the Trustee; provided, further that the Administrative Agent shall not indemnify the Depositor if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, gross negligence, or willful misconduct of the Depositor; provided, further, that the Administrative Agent shall not indemnify the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares for any liabilities, costs or expenses of the Up-MACRO Tradeable Trust with respect to any action taken by the Trustee at the request of the Holders of the Up-MACRO Tradeable Shares; provided, further, that the Administrative Agent shall not indemnify the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares as to any losses, claims or damages incurred by any of them in their capacities as investors, including, without limitation, losses with respect to market or investment risks associated with ownership of the Up-MACRO Tradeable Shares; and provided, further, that the Administrative Agent shall not indemnify the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares for any liabilities, costs or expenses of the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares in connection herewith to any taxing authority. Indemnification pursuant to this Section 10.4 shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an Administrative Agent Indemnified Party, subject to the limitations hereof. The obligations of the Administrative Agent under this
Section 10.4 shall survive the termination of the Up-MACRO Tradeable Trust and the resignation or removal of the Administrative Agent or the resignation or removal of any of the entities which constitute Administrative Agent Indemnified Parties at the time of the execution of this Trust Agreement and the appointment of successors thereto.

            SECTION 10.5 Delegation of Duties. In the ordinary course of business, the Administrative Agent may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with this Trust Agreement. Any such delegations shall not relieve the Administrative Agent of its liability and responsibility with respect to such duties and shall not constitute a resignation, and the Administrative Agent will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article 10 as if the Administrative Agent had performed such duty; provided, however, that in the case of any significant delegation to a Person other than an Affiliate of the Administrative Agent, (1) at least thirty (30) days' prior written notice shall be given to the Trustee and the Depositor of such delegation to any entity that is not an Affiliate of the Administrative Agent and (2) the prior written consent of the Depositor must be obtained. Notwithstanding anything herein to the contrary, the Administrative Agent shall not assign any of its duties and responsibilities hereunder, provided, that the Administrative Agent shall be entitled to assign or pledge its right to receive the Up-MACRO Administration and Marketing Fee hereunder to any third party.

            SECTION 10.6 Resignation or Removal of Administrative Agent.

            (a) An Administrative Agent appointed to office shall hold office until its successor shall have been appointed by the Holders in accordance with this Trust Agreement or until its termination, removal or resignation.

            (b) Subject to the provisions of this Section 10.6, the Administrative Agent may be appointed, removed or replaced with or without cause at any time by the Depositor, upon written notice; provided, however, that the Administrative Agent shall not be removed in accordance with this Section 10.6 until a successor administrative agent possessing the qualifications to act as Administrative Agent and willing and able to make the representations contained in Section 3.4 (a "Successor Administrative Agent") has been appointed by the

Depositor and has accepted such appointment by written instrument executed by such Successor Administrative Agent and delivered to the Depositor.

            (c) Any Administrative Agent may resign hereunder by an instrument in writing signed by the Administrative Agent and delivered to the Depositor, the Trustee and each Registered Owner, which shall become effective on the date specified in such instrument; provided, however, that no such resignation of a Administrative Agent shall become effective:

                  (i) until a Successor Administrative Agent has been appointed and has accepted such appointment by instrument executed by such Successor Administrative Agent and delivered to the Up-MACRO Tradeable Trust, the Depositor and the resigning Administrative Agent; or

                  (ii) until the assets of the Up-MACRO Tradeable Trust have been completely liquidated and the proceeds thereof distributed to the Holders.

If no Successor Administrative Agent shall have been appointed and accepted such appointment within thirty (30) days after delivery to the Depositor and the Up-MACRO Tradeable Trust of an instrument of resignation, the resigning Administrative Agent may petition at the expense of the Up-MACRO Tradeable Trust any court of competent jurisdiction for appointment of a Successor Administrative Agent. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Administrative Agent.

            (d) No Administrative Agent shall be liable for anything that occurs after it has ceased to act in such capacity, including, without limitation, the acts or omissions to act of any Successor Administrative Agent.

            SECTION 10.7 Role of the Marketing Agents. Each Marketing Agent hereby acknowledges and accepts its role pursuant to its duties set forth in Exhibit G to the Up-MACRO Holding Trust Agreement.

            SECTION 10.8 Liability of the Marketing Agents. The Marketing Agents shall be liable under this Trust Agreement only to the extent of the obligations specifically undertaken hereunder by each of them in their capacity as a Marketing Agent.

            SECTION 10.9 Limitation on Liability of the Marketing Agents. None of the Marketing Agents or any of their respective directors, officers, employees or agents shall be under any liability to the Up-MACRO Tradeable Trust, the Trustee, the Administrative Agent, the Holders of the Up-MACRO Tradeable Shares or any other Person for any action taken or for refraining from taking any action in good faith in its capacity as Marketing Agent pursuant to this Trust Agreement; provided, however, that this provision shall not protect either Marketing Agent or their respective directors, officers, employees or agents against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. Each Marketing Agent and their respective directors, officers, employees or agents may rely in good faith on any document properly executed and delivered under this Trust Agreement by the Depositor, the Trustee, the Administrative Agent, the Down-MACRO Holding Trustee, the Up-MACRO Holding Trustee, the Down-MACRO Tradeable Trustee or any Authorized Participant respecting any matters arising hereunder. Neither Marketing Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Marketing Agent in accordance with this Trust Agreement and which in its reasonable judgment may involve it in any expense or liability unless such Marketing Agent has

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

obtained an indemnity from the Holders of the Up-MACRO Tradeable Shares sufficient to hold it harmless from such liability.

            SECTION 10.10 Marketing Agent Indemnification of the Up-MACRO Tradeable Trust and the Trustee. Each Marketing Agent shall indemnify and hold harmless the Up-MACRO Tradeable Trust, the Depositor and the Trustee and their respective officers, directors, employees and agents (each, a "Marketing Agent Indemnified Party") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of such Marketing Agent under this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that neither Marketing Agent shall indemnify the Trustee if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, negligence, or willful misconduct of the Trustee; provided, further, that neither Marketing Agent shall indemnify the Depositor if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, gross negligence, or willful misconduct of the Depositor; provided, further, that neither Marketing Agent shall indemnify the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares for any liabilities, costs or expenses of the Up-MACRO Tradeable Trust with respect to any action taken by the Trustee at the request of the Holders of the Up-MACRO Tradeable Shares; provided, further, that neither Marketing Agent shall indemnify the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares as to any losses, claims or damages incurred by any of them in their capacities as investors, including, without limitation, losses with respect to market or investment risks associated with ownership of the Up-MACRO Tradeable Shares; and provided, further, that neither Marketing Agent shall indemnify the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares for any liabilities, costs or expenses of the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Up-MACRO Tradeable Trust or the Holders of the Up-MACRO Tradeable Shares in connection herewith to any taxing authority. Indemnification pursuant to this Section 10.10 shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by a Marketing Agent Indemnified Party, subject to the limitations hereof. The obligations of each Marketing Agent under this Section 10.10 shall survive the termination of the Up-MACRO Tradeable Trust and the resignation or removal of such Marketing Agent or the resignation or removal of any of the entities which constitute Marketing Agent Indemnified Parties at the time of the execution of this Trust Agreement and the appointment of successors thereto.

            SECTION 10.11 Delegation of Duties. In the ordinary course of business, each Marketing Agent may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with this Trust Agreement. Any such delegations shall not relieve such Marketing Agent of its liability and responsibility with respect to such duties and shall not constitute a resignation, and such Marketing Agent will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article 10 as if such Marketing Agent had performed such duty; provided, however, that in the case of any significant delegation to a Person other than an Affiliate of such Marketing Agent, (1) at least thirty
(30) days' prior written notice shall be given to the Trustee and the Depositor of such delegation to any entity that is not an Affiliate of such Marketing Agent and (2) the prior written consent of the Depositor must be obtained.

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

                                   ARTICLE 11

                                EARLY TERMINATION

            SECTION 11.1 Termination Triggers.

            (a) The Up-MACRO Tradeable Trust shall terminate if any one of the following events (each, a "Termination Trigger") occurs:

                  (i) any of the following circumstances persists for five (5) consecutive Business Days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the Substitute Oil Price Provider; (ii) NYMEX or such Substitute Oil Price Provider refuses to make that price available to the Administrative Agent for the purpose of calculating the Up-MACRO Underlying Value; or (iii)(a) NYMEX terminates the NYMEX License or does not agree to a renewal thereof after the expiration of its initial 5-year term and the Depositor and MacroMarkets LLC are unable to enter into a Substitute Reference Price Licensing Agreement with the Dow Jones Energy Service or (b) in the event that the Depositor and MacroMarkets LLC have already entered into a Substitute Reference Price Licensing Agreement, the Substitute Oil Price Provider which is party to such agreement terminates that license and, in the case of either (a) or (b), the Holders do not select a Substitute Oil Price Provider or the Depositor and MacroMarkets LLC are unable to enter into a Substitute Reference Price Licensing Agreement with the Substitute Oil Price Provider that was selected by the Holders;

                  (ii) the Applicable Reference Price of Crude Oil rises to or above $111, at which level the Underlying Value of the Down-MACRO Holding Trust will be equal to 15% or less of assets it holds on deposit, or the Applicable Reference Price of Crude Oil falls to or below $9, at which level the Underlying Value of the Up-MACRO Holding Trust will be equal to 15% or less of the assets it holds on deposit and, in either case, the Applicable Reference Price of Crude Oil remains at that level for three
      (3) consecutive Price Determination Days;

                  (iii) any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust becomes required to register as an "investment company" under the Investment Company Act; provided, that the Up-MACRO Tradeable Trust to hold at least a majority of the Up-MACRO Holding Shares or the failure of the Down-MACRO Tradeable Trust to hold at least a majority of the Down-MACRO Holding Shares shall not constitute a Termination Trigger until the expiration of 90 days following the date as of which such failure first occurred, during which period the Administrative Agent shall be permitted to seek to remedy such failure;

                  (iv) any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust becomes a commodities pool that is regulated under the CEAct;

                  (v) DTC becomes unwilling or unable to act as Depository under this Trust Agreement and no suitable replacement is willing and able to assume the duties of the Depository hereunder;

                  (vi) the Administrative Agent resigns or is unable to perform its duties under the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust

      Agreement or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the Administrative Agent under such agreements;

                  (vii) the Depositor elects to terminate the Up-MACRO Holding Trust and 66 and 2/3% of the Holders of the Up-MACRO Holding Trust and the Down-MACRO Holding Trust, each voting as a separate class (with each Holder of Tradeable Shares being entitled to vote the underlying Holding Shares on deposit in its Tradeable Trust), consent to such termination;

                  (viii) a decree or order is entered by a court having competent jurisdiction adjudging any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust to be bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee or sequestrator (or other similar official) of any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or, in a court having jurisdiction, any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust commences a voluntary case or proceeding under the Bankruptcy Code or any other applicable law, or an involuntary case or proceeding is commenced against any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust, seeking any of the foregoing and such case or proceeding continues undismissed or unstayed and in effect for a period of 90 consecutive days;

                  (ix) the amount of cash and Eligible Treasuries on deposit in the Up-MACRO Holding Trust or the Down-MACRO Holding Trust is reduced to less than ten (10) million dollars; and

                  (x) the amount of cash and Eligible Treasuries on deposit in the Up-MACRO Holding Trust or the Down-MACRO Holding Trust is reduced to fifty (50) million dollars or less after previously reaching an amount equal to two hundred (200) million dollars or more, or the failure on the part of the Paired Holding Trusts to each hold cash and Eligible Treasuries in an amount equal to at least two hundred (200) million dollars after six (6) months or more have elapsed since the Closing Date and, in either case, the Depositor elects to terminate the Paired Holding Trusts.

            (b) On the next Distribution Date following the occurrence of a Termination Trigger (an "Early Termination Date"), the Trustee shall make a Final Distribution on all Outstanding Up-MACRO Tradeable Shares, as set forth in
Section 5.2. Upon receipt of this Final Distribution on the related Distribution Payment Date, all Outstanding Up-MACRO Tradeable Shares shall be deemed to be redeemed in full.

            (c) The Administrative Agent will be responsible for notifying the Depositor and the Trustee of the occurrence of the Termination Trigger set forth in any of the following subparagraphs of Article 11 hereof: Section 11.1(a)(i)(i), Section 11.1(a)(i)(ii), Section 11.1(a)(vi) or Section 11.1(a)(vii). Upon obtaining knowledge of the occurrence of any of the other Termination Triggers described above, the Trustee will be responsible for notifying the

Depositor and the Administrative Agent of such occurrence. In addition, the Trustee will give prompt notice of that event to the Calculation Agent, the Down-MACRO Holding Trustee, the Up-MACRO Tradeable Trustee, the Down-MACRO Tradeable Trustee and the Registered Owners of the Up-MACRO Holding Shares.

            (d) The Depositor, upon receiving or otherwise obtaining actual knowledge of the occurrence of any Termination Trigger, shall file a Form 8-K with the SEC disclosing such occurrence.

            (e) In the event that the Up-MACRO Tradeable Trust at any time holds less than a Majority of the Outstanding Up-MACRO Holding Shares or the Down-MACRO Tradeable Trust holds less than a Majority of the Outstanding Down-MACRO Holding Shares, the Administrative Agent shall be permitted to seek to restore such Majority ownership by the Up-MACRO Tradeable Trust and/or the Down-MACRO Tradeable Trust for a period of 90 days following the first day on which the applicable tradeable trust ceased to be the Majority owner of the Up-MACRO or Down-MACRO Holding Shares that it holds on deposit. In the event that such Majority ownership has not been restored on or prior to the expiration of such 90-day period, a Termination Trigger will occur pursuant to subclause
(iii) of clause (a) of this Section 11.1.

                                   ARTICLE 12

                           TRUSTEE TERMINATION EVENTS

            SECTION 12.1 Trustee Termination Events. Any one of the following events shall constitute a Trustee Termination Event (a "Trustee Termination Event"):

            (a) to the extent that any Quarterly Distribution is received by the Up-MACRO Tradeable Trust on its Up-MACRO Holding Shares, a failure by the Trustee to pass through such Quarterly Distribution, which failure continues unremedied for a period of five (5) or more Business Days;

            (b) to the extent that any Final Distribution is received by the Up-MACRO Tradeable Trust on its Up-MACRO Holding Shares, a failure by the Trustee to pass through such Final Distribution, which failure continues unremedied for a period of five (5) or more Business Days;

            (c) any failure by the Trustee to observe or perform in any material respect any of its other covenants or obligations hereunder, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the Trustee by the Depositor or by not less than 25% of the Holders, voting by par amount;

            (d) the Trustee becomes ineligible or incapable of acting as Trustee hereunder;

            (e) the occurrence of a Trustee Termination Event under the Up-MACRO Holding Trust Agreement, pursuant to the terms of the Up-MACRO Holding Trust Agreement;

            (f) the occurrence of a Trustee Termination Event under the Down-MACRO Holding Trust Agreement, pursuant to the terms of the Down-MACRO Holding Trust Agreement; or


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

            (g) the occurrence of a Trustee Termination Event under the Down-MACRO Tradeable Trust Agreement, pursuant to the terms of the Down-MACRO Tradeable Trust Agreement.

            SECTION 12.2 Force Majeure. Notwithstanding the foregoing, any delay in or failure of performance under Section 12.1 shall not constitute a Trustee Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Trustee and such delay or failure was caused by an act of God or the public enemy, terrorism, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Trustee from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Trust Agreement and the Trustee shall provide the Depositor with immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

            SECTION 12.3 Notification to Holders of the Up-MACRO Tradeable Shares. Within two (2) Business Days after the Administrative Agent or the Trustee is notified or obtains actual knowledge of any Trustee Termination Event, the Administrative Agent or the Trustee, as applicable, shall give notice thereof to the Depositor and the Administrative Agent or the Trustee, as applicable, and notification of such Trustee Termination Event shall be filed by the Depositor on Form 8-K with the SEC.

                                   ARTICLE 13

                                   THE TRUSTEE

            SECTION 13.1 Liability of Trustee.

            (a) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments that are specifically required to be furnished to the Trustee pursuant to any provision hereof, shall examine them to determine whether they conform on their face to the requirements of this Trust Agreement. The Trustee shall give prompt written notice to the Depositor and the Administrative Agent of any material lack of conformity of any such instrument to the applicable provisions of this Trust Agreement.

            (b) No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith, its own reckless disregard of its duties hereunder or its own willful misconduct; provided, however, that:

                  (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted by it in good faith and in accordance with the direction of the Administrative Agent, the Depositor, the Calculation Agent or any Holder relating to the time, place or method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement.

            (c) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

            (d) The Trustee shall have no power to vary the corpus of the Up-MACRO Tradeable Trust.

            (e) In the event that the Transfer Agent and Registrar (if not also the Trustee) fails to perform any obligation, duty or agreement in the manner or on the day required under this Trust Agreement, the Trustee shall be obligated, as soon as possible upon knowledge of a Trust Officer of such failure and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner required hereunder.

            SECTION 13.2 Rights of the Trustee.

            (a) The Trustee may rely on and shall be protected in acting, or in refraining from acting, in accord with any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Trust Agreement by the proper party or parties.

            (b) The Trustee may consult with counsel, and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder by the Trustee in good faith and in accordance with such advice or Opinion of Counsel.

            (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation in relation to this Trust Agreement at the request, order or direction of any of the Holders of the Up-MACRO Tradeable Shares pursuant to the provisions of this Trust Agreement unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (d) Subject to Section 13.1(b) hereof, the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Trust Agreement.

            (e) The Trustee shall not be bound to make any investigation into the accuracy of any assertions of facts made in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document, unless the Trustee has actual knowledge that any such assertion is incorrect or unless requested in writing to do so by Holders evidencing more than 25% of the Aggregate Par Amount of the Up-MACRO Tradeable Shares.

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder that are customarily executed or performed by agents, custodians, nominees or attorneys under like circumstances, either directly or by or through agents, custodians, nominees or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney selected by it in good faith and with due care (other than an agent or attorney that is an Affiliate of the Trustee); furthermore, the Trustee shall be under no obligation to monitor, and shall assume no personal liability for, the actions of the Depositor or any other Person in connection with their duties under this Trust Agreement or in connection with the Up-MACRO Tradeable Trust generally.

            (g) Except as may be required by Section 13.1(a) and Section 13.12, the Trustee shall not be required to make any initial or periodic examination of any documents or records for the purpose of establishing the presence or absence of defects, the compliance by the Depositor, the Administrative Agent or the Marketing Agents with their respective representations and warranties or for any other purpose.

            SECTION 13.3 Trustee Not Liable for Recitals in Up-MACRO Tradeable Shares. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Up-MACRO Tradeable Shares (other than the certificate of authentication on the Up-MACRO Tradeable Shares). Except as set forth in Section 3.2, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of the Up-MACRO Tradeable Shares (other than the certificate of authentication on the Up-MACRO Tradeable Shares).

            SECTION 13.4 Holders May Direct Trustee. Holders of Up-MACRO Tradeable Shares who are the Beneficial Owners of an Aggregate Par Amount representing at least 66 and 2/3% of all such shares that are Outstanding at any time may direct the Trustee with respect to actions that the Trustee is permitted to take under this Trust Agreement, subject to the limitations set forth in Section 2.3, Section 3.1(b) and Section 15.6 hereof.

            SECTION 13.5 Compensation. The Depositor shall cause to be paid in the manner provided for in Section 5.4 of the Up-MACRO Holding Trust Agreement, and the Trustee shall be entitled to receive, on each Distribution Payment Date, the Up-MACRO Trustee Fee for all services rendered by it under this Trust Agreement and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The entitlement of the Trustee under this Section 13.5 for past services rendered shall survive the termination of the Up-MACRO Tradeable Trust and the Up-MACRO Holding Trust.

            SECTION 13.6 Indemnification. The Trustee and its directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a "Trustee Indemnified Party") shall be indemnified by the Up-MACRO Holding Trust and held harmless against any loss, liability or expense (a) arising out of or in connection with the acceptance or administration of the Up-MACRO Tradeable Trust and any actions taken in accordance with the provisions of this Trust Agreement or that arises out of or is related to any offer or sale of Up-MACRO Tradeable Shares incurred without (i) negligence, bad faith, and willful misconduct on the part of such Trustee Indemnified Party and (ii) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Trust Agreement, or (b) that arises out of or is related to any filings with or submissions to the SEC in connection with or with respect to the Up-MACRO Tradeable Shares (which, by way of illustration and not by way of limitation, include the Registration Statement and any amendments thereof or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act), but not including any information provided in writing by the Trustee to the Depositor for use in the Registration Statement or any other filing with the SEC. Such indemnity shall include payment from the Up-MACRO Tradeable Trust of the costs and expenses incurred by such Trustee Indemnified Party in investigating or defending itself against any claim or liability relating to this Trust Agreement or the Up-MACRO Tradeable Trust, including any loss, liability or expense incurred in acting pursuant to written directions or instructions given by the Depositor or counsel to the Up-MACRO Tradeable Trust to the Trustee from time to time in accordance with the provisions of this Trust Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion, subject to the limitations imposed by Section 2.3 and Section 3.1(b) hereof, to protect the Up-MACRO Tradeable Trust and the rights of all Beneficial Owners pursuant to the terms of this Trust Agreement. Any amounts payable to a Trustee Indemnified Party under this Section 13.6 may be payable in advance in accordance with the provisions of Section 5.3 of the Up-MACRO Holding Trust Agreement or shall be secured by a lien on the Up-MACRO Holding Trust.

            SECTION 13.7 Eligibility Requirements. The Trustee hereunder shall at all times: (i) be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $100,000,000, (iii) maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof "A-1" for Standard & Poor's Rating Service or "P-1" for Moody's Investors Service, Inc.) and (iv) accept and act in the capacity of both the Trustee hereunder and as trustee of the Down-MACRO Tradeable Trust, the Up-MACRO Holding Trust and the Down-MACRO Holding Trust. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 13.7, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 13.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 13.8.

            SECTION 13.8 Resignation or Removal of Trustee.

            (a) A Trustee appointed to office shall hold office until its successor shall have been appointed by the Holders in accordance with this Trust Agreement or until its termination, removal or resignation.

            (b) Subject to the provisions of this Section 13.8, the Trustee may be appointed, removed or replaced without cause at any time by the Depositor, upon written notice, or with cause upon the occurrence of a Trustee Termination Event; provided, however, that the Trustee shall not be removed in accordance with this Section 13.8 until a successor Trustee possessing the qualifications to act as Trustee and willing and able to make the representations contained in
Section 3.2 (a "Successor Trustee") has been appointed by the Depositor and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Depositor.

            (c) Any Trustee may resign hereunder by an instrument in writing signed by the Trustee and delivered to the Depositor, the Administrative Agent and each Registered Owner, which shall become effective on the date specified in such instrument; provided, however, that no such resignation of a Trustee shall become effective:

                  (i) until a Successor Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Trustee and delivered to the Up-MACRO Tradeable Trust, the Depositor, the Administrative Agent and the resigning Trustee; or

                  (ii) until the assets of the Up-MACRO Tradeable Trust have been completely liquidated and the proceeds thereof distributed to the Holders.

If no Successor Trustee shall have been appointed and accepted such appointment within thirty (30) days after delivery to the Depositor, the Administrative Agent, the Marketing Agents and the Up-MACRO Tradeable Trust of an instrument of resignation, the resigning Trustee may petition at the expense of the Up-MACRO Tradeable Trust any court of competent jurisdiction for appointment of a Successor Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.

            (d) No Trustee shall be liable for anything that occurs after it has ceased to act in such capacity, including, without limitation, the acts or omissions to act of any Successor Trustee; provided, that such resigning or terminated Trustee shall remain liable for any actions taken by it prior to its termination or resignation as a result of which it would be liable to the Up-MACRO Tradeable Trust pursuant to Section 13.1(b).

            SECTION 13.9 Successor Trustee.

            (a) Any Successor Trustee appointed as provided in Section 13.8 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument in a form acceptable to the Depositor accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such Successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the Successor Trustee all documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the Successor Trustee all such rights, powers, duties and obligations within thirty days of execution of such instrument.

            (b) No Successor Trustee shall accept appointment as provided in this Section 13.9 unless at the time of such acceptance such Successor Trustee is eligible under the provisions of Section 13.7 and makes in the instrument of acceptance delivered pursuant to clause (a) of this Section 13.9 the representations and warranties contained in Section 3.2 hereof.

            (c) Upon acceptance of appointment by a Successor Trustee as provided in this Section 13.9, such Successor Trustee shall provide prompt notice of its succession hereunder to the Depositor, and the Depositor shall file a Form 8-K with the SEC disclosing such succession.

            (d) Without the consent of a majority of the Holders of the Up-MACRO Tradeable Shares, voting by Aggregate Par Amount, the compensation to be paid to the Successor Trustee may not be greater than the compensation paid to the terminated Trustee hereunder.

            SECTION 13.10 Merger or Consolidation. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation shall be otherwise qualified and eligible under this
Article 13, including without limitation Section 13.7 hereof. The Trustee shall promptly furnish to the Depositor and the Administrative Agent a notice of any merger or consolidation to which the Trustee is a party.

            SECTION 13.11 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions of this Trust Agreement, the Trustee shall have the power and may execute and deliver all instruments to appoint, at any time, one or more Persons to act as a co-trustee or co-trustees, or a separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of the Up-MACRO Tradeable Shares, such title to the Trust Assets or any part thereof and, subject to the other provisions of this Section 13.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located; provided, that such co-trustee or co-trustees, or separate trustee or separate trustees, shall also assume the rights, duties and obligations of the Trustee under each of the Down-MACRO Tradeable Trust Agreement, the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement; provided, further, that the Trustee shall exercise due care in the appointment of any co-trustee or separate trustee. Each co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility for a successor trustee under Sections 13.8 and 13.9. No notice to Holders of the Up-MACRO Tradeable Shares of the appointment of any co-trustee or separate trustee shall be required under this Section 13.11; provided, that the Trustee shall provide notice of each such appointment to the Depositor and the Administrative Agent.

            (b) Every co-trustee and separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee shall not be authorized to act unless the Trustee joins in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed the Trustee is incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised or performed singly by such co-trustee or separate trustee, but solely at the direction of the Trustee;

                  (ii) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any co-trustee or separate trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Trust Agreement and the conditions of this Article 13. Upon its acceptance of the trusts conferred by its instrument of appointment, each co-trustee and separate trustee shall be vested with the estates or property specified in such instrument, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any co-trustee or separate trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Trust Agreement on its behalf and in its name. If any co-trustee or separate trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts under or in respect to this Trust Agreement shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            SECTION 13.12 Books, Records; Taxes; Audit.

            (a) The Trustee shall keep proper books of record and account of all the transactions under this Trust Agreement at its Corporate Trust Office or such office as it may subsequently designate upon notice to the other parties hereto. The books and records of the Trustee shall be open to inspection by any Person who establishes to the Trustee's reasonable satisfaction that it is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. The Administrative Agent shall keep proper records of all Paired Optional Redemptions and Paired Issuances effected at any time at its Business Office. Such records shall be open to inspection by any Person who establishes to the Administrative Agent's reasonable satisfaction that it is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Administrative Agent. Such records shall be preserved by the Trustee or the Administrative Agent, as applicable, for so long as the Depositor may direct.

            (b) The Trustee shall provide the Depositor such financial and other information regarding the operation of the Up-MACRO Tradeable Trust as may be required for the Depositor to prepare such reports and filings required under the federal securities laws as required under Section 8.2. Unless otherwise required by applicable law or regulation, the Depositor shall be responsible for any certification of any such reports or the contents thereof; provided, that the Trustee shall make such representations to the Depositor with respect to information within the Trustee's control as shall be required for the Depositor to make such certification.

            (c) The Depositor shall prepare or cause to be prepared, and the Trustee shall sign (if it is determined that the Trustee's signature is required thereon) and file any tax returns required to be filed by the Up-MACRO Tradeable Trust. The Depositor shall also prepare or cause to be prepared all tax information required by law to be distributed to Holders of the Up-MACRO Tradeable Shares. The Trustee, the Calculation Agent, the Marketing Agents and the Administrative Agent, upon request, shall each furnish the Depositor with any information known to it that may be reasonably required in connection with the preparation of such duties set forth in the preceding two sentences.

            (d) In no event shall the Trustee, the Depositor or the Administrative Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of the Up-MACRO Tradeable Shares under any present or future law of the United States of America or imposed by any taxing authority having jurisdiction over the Up-MACRO Tradeable Trust. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee or the Administrative Agent may sustain or incur with respect to such taxes or charges, the Trustee or the Administrative Agent shall be reimbursed and indemnified by or on behalf of the Up-MACRO Holding Trust in accordance with the provisions of Section 5.3 of the Up-MACRO Holding Trust Agreement and the payment of such amounts shall be secured by a lien on the Up-MACRO Holding Trust. Any payments by the Trustee or the Administrative Agent shall be subject to withholding regulations then in force. This paragraph shall survive notwithstanding any termination of this Trust Agreement, the Up-MACRO Tradeable Trust, the Up-MACRO Holding Trust Agreement or the Up-MACRO Holding Trust, or the resignation or removal of the Trustee or the Administrative Agent.

            (e) The accounts of the Up-MACRO Tradeable Trust shall be audited, as required by law and as may be directed by the Depositor, by Independent certified public accountants designated from time to time by the Depositor and the cost of such audit shall be borne by the Up-MACRO Holding Trust in accordance with the provisions of Section 5.3 of the Up-MACRO Holding Trust Agreement. The report of such accountants shall be furnished by the Administrative Agent to any Beneficial Owner upon request.

            SECTION 13.13 Trustee May Enforce Claims Without Possession of Up-MACRO Tradeable Shares. All rights of action and claims under this Trust Agreement or the Up-MACRO Tradeable Shares may be prosecuted and enforced by the Trustee without the possession of any of the Up-MACRO Tradeable Shares or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Up-MACRO Tradeable Shares in respect of which such judgment has been obtained.

            SECTION 13.14 Suits for Enforcement. If a Termination Trigger or a Trustee Termination Event occurs and is continuing, the Trustee (or the Depositor, in the case of a Trustee Termination Event) in its discretion may proceed to protect and enforce its rights and the rights of the Holders of the Up-MACRO Tradeable Shares under this Trust Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Trust Agreement, in aid of the execution of any power granted in this Trust Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee (or the Depositor, in the case of a Trustee Termination Event), being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Holders of the Up-MACRO Tradeable Shares.

            SECTION 13.15 Maintenance of Office or Agency. The Trustee shall maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Up-MACRO Tradeable Shares and this Trust Agreement may be served. The Corporate Trust Office shall initially be located at 200 Clarendon Street, Boston Massachusetts 02116. The Trustee will give prompt notice to the Depositor and to Registered Owners of the Up-MACRO Tradeable Shares of any change in the location of the Corporate Trust Office.

                                   ARTICLE 14

                                   TERMINATION

            SECTION 14.1 Termination of Trust. The Up-MACRO Tradeable Trust and the respective obligations and responsibilities of the Depositor, the Administrative Agent, the Marketing Agents and the Trustee created hereby shall terminate on the earlier of an Early Termination Date and the Final Scheduled Termination Date. The Up-MACRO Tradeable Trust shall not terminate in the event that the Depositor is adjudged to be insolvent or is liquidated or dissolved for any reason.

            Upon the termination of the Up-MACRO Tradeable Trust, the Trustee shall wind up the activities and affairs of the Up-MACRO Tradeable Trust and shall cause its certificate of designation to be cancelled by filing a certificate of cancellation with the New York Secretary of State, terminating the Up-MACRO Tradeable Trust.

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

            SECTION 15.1 Amendment; Waiver of Past Defaults and Termination.

            (a) This Trust Agreement shall not in any circumstances be amended
(i) to modify the definition of "Per Share Underlying Value" of the Up-MACRO Tradeable Shares or any constituent defined terms that are a part of the foregoing defined term; or (ii) to modify the rule that one Up-MACRO Tradeable Share shall be issued for each Up-MACRO Holding Share that is deposited into the Up-MACRO Tradeable Trust.

            (b) Subject to clause (a) of this Section 15.1, this Trust Agreement may be amended from time to time with the written consent of the Depositor, the Administrative Agent and the Trustee, but without the consent of any Holder of Up-MACRO Tradeable Shares (i) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of this Trust Agreement, the Up-MACRO Holding Trust Agreement, the Down-MACRO Holding Trust Agreement or the Down-MACRO Tradeable Trust Agreement, (ii) to modify any provision of or add a provision to this Trust Agreement to conform it to the description of the terms of the Up-MACRO Tradeable Shares contained in the Prospectus, (iii) to add to the covenants, restrictions or obligations of any entity under this Trust Agreement for the benefit of the Holders of the Up-MACRO Tradeable Shares or to modify any provisions of this Trust Agreement in any manner that does not adversely affect any Holder of Up-MACRO Tradeable Shares or any Holder of Paired Holding Shares in any material respect, (iv) to evidence and provide for the acceptance of appointment hereunder of a Successor Trustee, a successor Administrative Agent or any successor Marketing Agent, (v) to modify the procedures for directing and settling Creation Orders, Redemption Orders and Exchange Orders set forth herein in connection with an amendment of the Participants Agreement entered into among the Trustee, the Down-MACRO Tradeable Trustee, the Up-MACRO Holding Trustee, the Down-MACRO Holding Trustee, the Administrative Agent and one or more Authorized Participants, and (vi) to comply with any requirements imposed by the Code, or any federal or state securities laws; provided, that no amendment to this Trust Agreement may be made if it would have the effect of causing the Up-MACRO Tradeable Trust to be classified other than as a grantor trust for U.S. federal income tax purposes; provided, further, that no amendment of this Trust Agreement may be made if it would have the effect of causing the Up-MACRO Tradeable Trust to be required to register as an investment company under the Investment Company Act or to be regulated as a commodity pool under the CEAct. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Trust Agreement or otherwise.

            (c) Subject to clause (a) of this Section 15.1, this Trust Agreement may also be amended from time to time with the written consent of the Depositor, the Administrative Agent and the Trustee and the written consent of the Holders of Up-MACRO Tradeable Shares evidencing not less than a majority of the Aggregate Par Amount, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of the Up-MACRO Tradeable

Shares; provided, that no amendment to this Trust Agreement may be made if it would have the effect of causing the Up-MACRO Tradeable Trust to be classified other than as a grantor trust for U.S. federal income tax purposes; provided further, that, without the written consent of each Holder of the Up-MACRO Tradeable Shares that would be adversely affected thereby, no amendment may (i) modify the amount or timing of any distributions that are required to be made on the Up-MACRO Tradeable Shares; or (ii) reduce the percentage of Holders that are required to consent to any of the foregoing amendments.

            (d) Subject to clause (a) of this Section 15.1, this Trust Agreement may be amended at any time prior to the initial issuance of Up-MACRO Tradeable Shares with the written consent of the Depositor, the Administrative Agent and the Trustee and the written consent of each holder of Founders' Shares for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of hereof.

            (e) Promptly after the execution of any amendment or consent pursuant to this Section 15.1, the Trustee shall furnish notification of the substance of such amendment or consent to each Registered Owner and the Depositor shall prepare and file a Form 8-K with the SEC setting forth the provisions of such amendment.

            (f) Where the consent of Holders is required under this Section 15.1 in order to amend this Trust Agreement, it shall be sufficient if such consent approves the substance of the proposed amendment; the particular form of such amendment need not be approved. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders of the Up-MACRO Tradeable Shares shall be subject to such reasonable requirements as the Trustee may prescribe.

            (g) Holders evidencing not less than a majority of the Aggregate Par Amount may waive any default by the Depositor, the Trustee, or the Administrative Agent in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Holders of the Up-MACRO Tradeable Shares. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Trust Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 15.2 Registration (Initial and Continuing) of Up-MACRO Tradeable Shares; Certain Securities Law Filings. The Depositor agrees to (i) prepare and file the Registration Statement with the SEC under the Securities Act, and take such action as is necessary from time to time to qualify the Up-MACRO Tradeable Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments of and supplements to such Registration Statement, (ii) promptly notify the Trustee and the Administrative Agent of any such amendment of or supplement to the Registration Statement and of any order preventing or suspending the use of the Prospectus included therein, (iii) provide the Trustee and the Administrative Agent from time to time with copies, including copies in electronic form, of the Prospectus, in such quantities as the Trustee and the Administrative Agent may reasonably request, (iv) prepare and file any periodic reports or updates that may be required under the Exchange Act, as specified in Section 8.2 hereof, and
(v) take such action as is necessary from time to time to register or qualify the Up-MACRO Tradeable Shares for offering and sale under the securities or blue sky laws of those states of the United States or other jurisdictions as the Depositor may select or as may be necessary to continue that registration or qualification in effect for so long as the Depositor determines that the

Up-MACRO Tradeable Trust shall continue to offer or sell Up-MACRO Tradeable Shares in that jurisdiction. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses shall be borne by the Up-MACRO Holding Trust in accordance with the provisions of Section 5.3 of the Up-MACRO Holding Trust Agreement.

            SECTION 15.3 Prospectus Delivery. The Administrative Agent shall, if required to do so under the federal securities laws of the United States, deliver at the time of issuance of any Up-MACRO Tradeable Shares in any manner permitted by such laws, a copy of the Prospectus, as most recently furnished to the Administrative Agent by the Depositor, to each person submitting a Creation Order. The Administrative Agent shall also, if required to do so under the federal securities laws of the United States, deliver in conjunction with any marketing or computational materials, in any manner permitted by such laws, a copy of the Prospectus, as most recently furnished to the Administrative Agent by the Depositor.

            SECTION 15.4 Protection of Right, Title and Interest to Trust
Assets.

            (a) The Depositor shall cause this Trust Agreement, all amendments hereof and supplements hereto and all financing statements, continuation statements and any other necessary documents covering the right, title and interest of the Holders of the Up-MACRO Tradeable Shares and of the Trustee in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Holders of the Up-MACRO Tradeable Shares and the Trustee hereunder in and to all property comprising the Trust Assets. The Depositor shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

            (b) Within 30 days after the Depositor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Depositor shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Up-MACRO Tradeable Trust's security interest in the Trust Assets and the proceeds thereof.

            (c) The Depositor shall give the Trustee prompt notice of any relocation of its principal executive offices or of any office from which it performs its duties hereunder or keeps records concerning this transaction. If, as a result of any such relocation, the applicable provisions of the UCC require the filing of any new financing statement or of any amendment to any previously filed financing or continuation statement, the Depositor shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Up-MACRO Tradeable Trust's security interest in the Trust Assets and the proceeds thereof. The Depositor shall at all times maintain its principal executive offices and each office from which it performs its duties hereunder within the United States.

            SECTION 15.5 Limitation on Rights of Holders of the Up-MACRO Tradeable Shares.

            (a) The death or incapacity of any Holder of the Up-MACRO Tradeable Shares shall not operate to terminate this Trust Agreement or the Up-MACRO Tradeable Trust, nor shall such death or incapacity entitle the legal representatives or heirs of such Holder to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Up-MACRO Tradeable Trust, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Holder of the Up-MACRO Tradeable Shares shall have any right to vote (except as expressly provided in this Trust Agreement) or in any manner otherwise control the operation and management of the Up-MACRO Tradeable Trust, or the obligations of the parties hereto, nor shall any Holder of the Up-MACRO Tradeable Shares be under any liability to any third person by reason of any action by the parties to this Trust Agreement pursuant to any provision hereof.

            (c) No Holder of the Up-MACRO Tradeable Shares shall have any right by virtue of any provisions of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Trust Agreement unless such Holder previously has made, and unless the Holders of Up-MACRO Tradeable Shares representing the beneficial ownership of at least 66 and 2/3% of all Outstanding Up-MACRO Tradeable Shares have made, written request to the Trustee to institute such suit, action or proceeding in its own name as Trustee hereunder and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for sixty (60) days after its receipt of such request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and expressly agreed to by each Holder with every other Holder and the Trustee, that no one or more Holders of the Up-MACRO Tradeable Shares shall have any right in any manner whatsoever by virtue of or by availing itself or themselves of any provisions of this Trust Agreement to affect, disturb or prejudice the rights of any other Holder of the Up-MACRO Tradeable Shares, to obtain or seek to obtain priority over or preference to any other Holder of the Up-MACRO Tradeable Shares or to enforce any right under this Trust Agreement except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Up-MACRO Tradeable Shares. For the protection and enforcement of the provisions of this Section 15.5, each and every Holder and the Trustee shall be entitled to such relief as can be obtained either at law or in equity.

            SECTION 15.6 Certain Rights of Holders of Up-MACRO Tradeable Shares; Voting.

            (a) Each Holder of Up-MACRO Tradeable Shares shall be able to vote on all matters on which shareholders may or are required to vote under this Trust Agreement for the Up-MACRO Tradeable Shares. Holders of Up-MACRO Tradeable Shares evidencing not less than 66 and 2/3% of the Aggregate Par Amount shall have the right to direct the time, place and method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to such proceeding; provided, however, that, subject to Section 15.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if a Trust Officer in good faith determines that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unduly prejudicial to the rights of Holders of the Up-MACRO Tradeable Shares not party to such direction; provided further that nothing in this Trust Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee that is not inconsistent with such direction or with the limitations imposed by Section 2.3 and Section 3.1(b) hereof.

            (b) The Holders of the Up-MACRO Tradeable Shares shall be entitled to direct the Trustee in the exercise of the voting rights associated with the Up-MACRO Holding Shares held on deposit in the Up-MACRO Tradeable Trust. Each Holder of Up-MACRO

Tradeable Shares shall be entitled to vote an equal number of Up-MACRO Holding Shares as the number of Up-MACRO Tradeable Shares owned by such Holder.

            SECTION 15.7 MACRO Licensing Agreement. On the Closing Date, the Up-MACRO Tradeable Trust shall enter into the MACRO Licensing Agreement with MacroMarkets LLC, the Administrative Agent, the Up-MACRO Holding Trust, the Down-MACRO Holding Trust and the Down-MACRO Tradeable Trust. Under such licensing agreement, MacroMarkets LLC shall be entitled to the receipt of the Up-MACRO Licensing Fee, which shall be payable to MacroMarkets LLC in arrears on each Distribution Date in accordance with the provisions of Section 5.4 of the Up-MACRO Holding Trust Agreement.

            SECTION 15.8 Governing Law; Jurisdiction. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York for any litigation arising out of or relating to this Trust Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by prepaid certified mail with proof of mailing receipt validated by the United States Postal Service to the address of such party as set forth in Section 15.9 (or to the agent of such party appointed and maintained in the State of New York as such party's agent for acceptance of legal process) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Trust Agreement or the transactions contemplated hereby in the courts of the State of New York or of the federal courts sitting in the State of New York and hereby further irrevocably and unconditionally waives its right to, and agrees not to, plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

            SECTION 15.9 Notices.

            (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered mail, return receipt requested, or sent by facsimile transmission to the following addresses:

If to the Depositor, to:             MACRO Securities Depositor, LLC
                                     73 Green Tree Drive #9
                                     Dover, DE 19904
                                     Attention: Samuel Masucci, III
                                     Facsimile: (973) 453-8212

With a copy to:                      Claymore Securities, Inc.
                                     2455 Corporate West Drive
                                     Lisle, IL 60532
                                     Attention: Nicholas Dalmaso
                                     Facsimile: (630) 799-3834

With a copy to:                      Skadden, Arps, Slate, Meagher & Flom LLP
                                     Four Times Square
                                     New York, NY 10036
                                     Attention:  Richard Kadlick, Esq.
                                     Facsimile: (212) 735-2000

If to the Trustee, to:               Investors Bank & Trust Company
                                     200 Clarendon Street
                                     Boston, Massachusetts 02116
                                     Attention: Timothy McGowan
                                     Facsimile: (617) 937-6933

With a copy to:                      Investors Bank & Trust Company
                                     200 Clarendon Street
                                     Boston, Massachusetts 02116
                                     Attention: Andrew Josef
                                     Facsimile: (617) 937-6933

If to the Administrative Agent, to:  Claymore Securities, Inc.
                                     2455 Corporate West Drive
                                     Lisle, IL 60532
                                     Attention: Steve Hill
                                     Facsimile: (630) 799-3838

With a copy to:                      Claymore Securities, Inc.
                                     2455 Corporate West Drive
                                     Lisle, IL 60532
                                     Attention: Nicholas Dalmaso
                                     Facsimile: (630) 799-3834

If to the Marketing Agents, to:      Claymore Securities, Inc.
                                     2455 Corporate West Drive
                                     Lisle, IL 60532
                                     Attention: William H. Belden
                                     Facsimile: (630) 799-3837

With a copy to:                      Claymore Securities, Inc.
                                     2455 Corporate West Drive
                                     Lisle, IL 60532
                                     Attention: Nicholas Dalmaso
                                     Facsimile: (630) 799-3834

Or, to:                              MACRO Securities Depositor, LLC
                                     73 Green Tree Drive #9
                                     Dover, DE 19904
                                     Attention: Samuel Masucci, III
                                     Facsimile: (973) 453-8212

With a copy to:                      Skadden, Arps, Slate, Meagher & Flom LLP
                                     Four Times Square
                                     New York, NY 10036
                                     Attention:  Richard Kadlick, Esq.
                                     Facsimile: (212) 735-2000

            (b) Any Notice required or permitted to be given to a Registered Owner of the Up-MACRO Tradeable Shares shall be given by first-class mail, postage prepaid, at the address of such Registered Owner as shown in the Share Register. Any Notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Registered Owner receives such Notice. Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to Authorized Participants designated by the Depository for delivery to Beneficial Owners.

            SECTION 15.10 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement is held invalid for any reason whatsoever, then such provision shall be deemed severable from the remaining provisions of this Trust Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Up-MACRO Tradeable Shares or the rights of the Holders of the Up-MACRO Tradeable Shares.

            SECTION 15.11 Up-MACRO Tradeable Shares Nonassessable and Fully Paid. It is the intention of the parties to this Trust Agreement that the Holders of the Up-MACRO Tradeable Shares shall not be personally liable for obligations of the Up-MACRO Tradeable Trust, that the interests in the Up-MACRO Tradeable Trust represented by the Up-MACRO Tradeable Shares shall be nonassessable for any losses or expenses of the Up-MACRO Tradeable Trust or for any reason whatsoever and that the Up-MACRO Tradeable Shares upon authentication thereof by the Trustee pursuant to Section 2.5 are and shall be deemed fully paid.

            SECTION 15.12 Further Assurances. The Depositor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Trust Agreement, including the execution of any financing statements or continuation statements relating to the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

            SECTION 15.13 Non-Petition Covenant; No Proceedings.

            (a) Notwithstanding any prior termination of this Trust Agreement, the Trustee, the Administrative Agent, the Marketing Agents and the Depositor shall not, prior to the date which is one year and one day after the termination of this Trust Agreement with respect to the Up-MACRO Tradeable Trust, acquiesce in, petition for or otherwise invoke or cause the Up-MACRO Tradeable Trust or the Depositor to invoke the process of any Governmental Authority for the purpose of (x) commencing or sustaining a case against the Up-MACRO Tradeable Trust or the Depositor under any federal or state bankruptcy, insolvency or similar law, (y) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Up-MACRO Tradeable Trust or the Depositor or any substantial part of their respective property or
(z) ordering the winding-up or liquidation of the affairs of the Up-MACRO Tradeable Trust or the Depositor.

            (b) Each of the Trustee, the Depositor, the Administrative Agent, each Marketing Agent and each Holder, by acceptance of its Up-MACRO Tradeable Shares, hereby agrees that it will not institute against a Holder, or join any other Person in instituting against a Holder, on account of its ownership of an Up-MACRO Tradeable Share or its obligations hereunder, any bankruptcy, insolvency, liquidation, readjustment of debt, marshalling of assets or any similar proceeding so long as there has not elapsed one year plus one day since the last day on which any Up-MACRO Tradeable Shares shall have been Outstanding.

            SECTION 15.14 No Waiver; Cumulative Remedies. No failure by the Trustee or the Holders of the Up-MACRO Tradeable Shares to exercise any right, remedy, power or privilege under this Trust Agreement, and no delay in such exercise, shall operate as a waiver of such right, remedy, power or privilege; nor shall any single or partial exercise of any right, remedy, power or privilege under this Trust Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Trust Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

            SECTION 15.15 Counterparts. This Trust Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

            SECTION 15.16 Third-Party Beneficiaries. This Trust Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of the Up-MACRO Holding Shares, the Holders of the Down-MACRO Holding Shares, the Holders of the Up-MACRO Tradeable Shares, the Holders of the Down-MACRO Tradeable Shares and their respective successors and permitted assigns. Except as otherwise expressly provided in this Trust Agreement, no other Person will have any right or obligation hereunder.

            SECTION 15.17 Actions or Notices by Holders of the Up-MACRO Tradeable Shares.

            (a) Wherever a provision in this Trust Agreement states that an action may be taken or a Notice given by Holders of the Up-MACRO Tradeable Shares, such action or Notice may be taken or given by any Holder, unless such provision requires a specific percentage of Holders of the Up-MACRO Tradeable Shares.

            (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of an Up-MACRO Tradeable Share shall bind such Holder and every subsequent Holder of such share and of any share issued upon the registration of transfer thereof, in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such share.

            SECTION 15.18 Merger and Integration. Except as specifically stated otherwise herein, this Trust Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Trust Agreement. This Trust Agreement may not be modified, amended, waived or supplemented except as provided herein.

            SECTION 15.19 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Administrative Agent and the Marketing Agents have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.


                               MACRO SECURITIES DEPOSITOR, LLC,
                               as Depositor


                               By:     /S/ Samuel Masucci, III
                                       -----------------------------------------
                                       Name:   Samuel Masucci, III
                                       Title:  President


                               INVESTORS BANK & TRUST COMPANY,
                               not in its individual capacity, but solely as the Up-MACRO Tradeable Trustee


                               By:     /S/ Michael F. Rogers
                                       -----------------------------------------
                                       Name:   Michael F. Rogers
                                       Title:  President


                               CLAYMORE SECURITIES, INC.,
                               as Administrative Agent


                               By:     /S/ Steven M. Hill
                                       -----------------------------------------
                                       Name:  Steven M. Hill
                                       Title: Senior Managing Director


                               CLAYMORE SECURITIES, INC.,
                               as a Marketing Agent


                               By:     /S/ Steven M. Hill
                                       -----------------------------------------
                                       Name:  Steven M. Hill
                                       Title: Senior Managing Director


                               MACRO FINANCIAL, LLC,
                               as a Marketing Agent


                               By:     /S/ Samuel Masucci, III
                                       -----------------------------------------
                                       Name:  Samuel Masucci, III
                                       Title: Chief Executive Officer

                                                                       EXHIBIT A



                          FORM OF GLOBAL CERTIFICATE


                       CERTIFICATE OF BENEFICIAL INTEREST

                                  -Evidencing-

                             All Undivided Interests

                                      -in-



                   CLAYMORE MACROSHARES OIL UP TRADEABLE TRUST

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE AGREEMENT.

      This is to certify that CEDE & CO. is the owner and registered holder of this Certificate, which is one of a duly authorized issue of Certificates designated as Claymore MACROshares Oil Up Tradeable Share Certificates (the "Cetificates") evidencing in the aggregate the ownership of all issued and outstanding Claymore MACROshares Oil Up Tradeable Shares ("Shares"), each of which represents a fractional undivided interest in the Claymore MACROshares Oil Up Tradeable Trust ("Trust"), created under the laws of the State of New York by the Amended and Restated Claymore MACROshares Oil Up Tradeable Trust Agreement, dated as of November 24, 2006, among Macro Securities Depositor, LLC, as depositor (the "Depositor"), Investors Bank & Trust Company, as trustee (the "Trustee"), Claymore Securities, Inc., as administrative agent (in such capacity, the "Administrative Agent") and as a marketing agent (in such capacity, a "Marketing Agent"), and Macro Financial, LLC, as an additional marketing agent (in such capacity, also a "Marketing Agent") (hereinafter, the "Agreement "), copies of which are available at the offices of the Trustee.


      At any given time the Certificates shall represent all undivided interests in the Trust, which shall be the total number of Shares that are outstanding at such time. The Agreement provides for the issuance of additional Shares from time to time as part of an issuance of one or more units which constitutes 50,000 Claymore MACROshares Oil Up shares (the "Up MACRO Holding Shares") and 50,000 Claymore MACROshares Oil Down Holding Shares (the "Down MACRO Holding Shares"), which represent a fractional undivided interest in the Claymore MACROshares Oil Up Holding Trust and the Claymore MACROshares Oil Down Holding Trust (the "Paired Holding Trusts"), respectively, or integral thereof, and the concurrent exchange of the Up-MACRO Holding Shares to the Shares and the Down MACRO Holding Shares to Claymore MACROshares Oil Down Tradeable Shares (the "Down MACRO Tradeable Shares"), which represent a fractional undivided interest in the Claymore MACROshares Oil Down Tradeable Trust. In addition, the Agreement provides for the discretionary one-to-one exchange of existing Up MACRO Holding Shares into the Shares, in 50,000 increments of the Up-MACRO Holding Shares.

      The Depositor hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

      The Register holder of the Shares on each Record Date is entitled to receive quarterly distributions out of the funds the Trust receives from the Up-MACRO Holding Trust, to the extent and subject to the limitations set forth in the Agreement, on the third Business Day of each April, July, October and January of each year, commencing in January of 2006. In addition, such holder is entitled at any Business Day, upon tender of the Shares represented by this Certificate in increments of 50,000 Shares, together with the tender of Down MACRO Tradeable Shares in the same number, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to the Administrative Agent, to exchange such shares into Up-MACRO Holding Shares and Down MACRO Holding Shares, respectively, and concurrently redeem the exchanged shares, upon payment of any tax or other governmental charges, to receive, at the time and in the manner provided in the Agreement, such holder's ratable portion of the assets of the Up-MACRO Holding Trust for the shares tendered. The Register holder of the Shares can also exchange its Shares into Up-MACRO Holding Shares in increments of 50,000 Shares.

      The holder of the Shares represented by this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the Corporate Trust Office, to which reference is made for all the terms, conditions and covenants thereof.

      The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Administrative Agent and the Marketing Agents and the rights of the shareholders under the Agreement at any time by the Depositor and the Trustee with the consent of the shareholders of a majority of the Up-MACRO Aggregate Par Amount. Any such consent by the shareholders shall be conclusive and binding on such shareholders and upon all future shareholders represented by this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the shareholders.

      The trustee will not enter into any amendment or modification which would alter the status of the Trust as a grantor trust for federal income tax purposes or cause any of the MACRO Trusts to be required to register as an investment company under the Investment Company Act of 1940, as amended, or to be regulated as a commodity pool under the Commodity Exchange Act, as amended or which would change the calculation of underlying value.

      The Register holder of the Shares shall be entitled, in addition to its voting rights as to the Trust, to direct the Trustee in the exercise of the voting rights associated with the Up-MACRO Holding Shares held on deposit in the Trust, in accordance with and subject to the provisions of the Agreement.

      This Certificate, is executed and delivered by MACRO Securities Depositor, LLC as the Depositor in the exercise of the powers and authority conferred and vested in it by the Agreement. The representations, undertakings and agreements made on the part of the Trust in this Certificate are made and intended not as personal representations, undertakings and agreements by MACRO Securities Depositor, LLC but are made and intended for the purpose of binding only the Trust. Nothing in this Certificate shall be construed as creating any liability on

MACRO Securities Depositor, LLC individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Agreement or this Certificate.

      This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee and the Depositor under the Agreement.

      THIS CERTIFICATE AND THE TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      Terms not defined herein will have the same meaning as in the Agreement.

         IN WITNESS WHEREOF, MACRO Securities Depositor, LLC, as Depositor, has caused this Certificate to be duly executed.


                                      MACRO SECURITIES DEPOSITOR,
                                      as Depositor



                                      By:_________________________________
                                               AUTHORIZED OFFICER

      Dated: ___________, 2006



                          CERTIFICATE OF AUTHENTICATION



           THIS IS ONE OF THE CERTIFICATES REFERRED TO IN THE WITHIN-
                           MENTIONED TRUST AGREEMENT.


                                      INVESTORS BANK & TRUST COMPANY,
                                      as Trustee



                                      By:_________________________________
                                              AUTHORIZED SIGNATORY


      Dated:  ___________, 2006

                                                                       EXHIBIT B


                         FORM OF PARTICIPANTS AGREEMENT


               Filed as Exhibit 4.3 to this Registration Statement

                                                                       EXHIBIT C


                        FORM OF MACRO LICENSING AGREEMENT


               Filed as Exhibit 4.7 to this Registration Statement

                                                                       EXHIBIT D


                          NYMEX SUBLICENSING AGREEMENT


               Filed as Exhibit 4.8 to this Registration Statement